UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.     )

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STRATTEC SECURITY CORPORATION

(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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STRATTEC SECURITY CORPORATION

3333 WEST GOOD HOPE ROAD

MILWAUKEE, WISCONSIN 53209

Notice of Annual Meeting of Shareholders

to be held on October 10, 2023

The Annual Meeting of Shareholders (the “Annual Meeting”) of STRATTEC SECURITY CORPORATION, a Wisconsin corporation (the “Corporation” or “STRATTEC”), will be held at the Holiday Inn Milwaukee Riverfront Hotel, 4700 North Port Washington Road, Milwaukee, Wisconsin 53212, on Tuesday, October 10, 2023, at 8:00 a.m. local time, for the following purposes:

1. To elect three directors to serve for a three-year term.

2. To approve a non-binding advisory proposal on executive compensation.

3. To approve a non-binding advisory proposal on the frequency of future advisory votes on executive compensation.

4. To consider and act upon a proposal to approve the terms of an amendment to the Amended and Restated STRATTEC SECURITY CORPORATION Stock Incentive Plan to increase the number of shares of STRATTEC common stock available for issuance to plan participants by 250,000.

5. To take action with respect to any other matters that may be properly brought before the Annual Meeting and that might be considered by the shareholders of a Wisconsin corporation at their annual meeting.

By order of the Board of Directors

DENNIS BOWE,
Secretary

Milwaukee, Wisconsin

September 7, 2023

Shareholders of record at the close of business on August 24, 2023 are entitled to vote at the Annual Meeting. Your vote is important to ensure that a majority of our stock is represented. Whether or not you plan to attend the Annual Meeting in person, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your vote is being solicited by the Board of the Directors of the Company. If you later find that you may be present at the Annual Meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted. Shareholders holding shares in brokerage accounts (“street name” holders) who wish to vote at the Annual Meeting will need to obtain a proxy form and voting instructions from the institution that holds their shares.

STRATTEC SECURITY CORPORATION

3333 WEST GOOD HOPE ROAD

MILWAUKEE, WISCONSIN 53209

Proxy Statement for the 2023 Annual Meeting of Shareholders

to be Held on October 10, 2023

Important Notice Regarding the Availability of Proxy Materials for the

2023 Annual Meeting of Shareholders to be held on October 10, 2023:

This Proxy Statement and the Accompanying Annual Report

are Available at www.strattec.com

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of STRATTEC SECURITY CORPORATION of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders of STRATTEC (the “Annual Meeting”) to be held at the Holiday Inn Milwaukee Riverfront Hotel, 4700 North Port Washington Road, Milwaukee, Wisconsin 53212, on Tuesday, October 10, 2023, at 8:00 a.m., local time, and any adjournments thereof. Only shareholders of record at the close of business on August 24, 2023 will be entitled to notice of and to vote at the Annual Meeting. There will be no presentation regarding our operations at the Annual Meeting. The only matters to be discussed at the Annual Meeting are the matters set forth in this Proxy Statement for the 2023 Annual Meeting of Shareholders and such other matters as are properly presented at the Annual Meeting.

Our principal executive offices are located at 3333 West Good Hope Road, Milwaukee, Wisconsin 53209. It is expected that our Annual Report to Shareholders, this Proxy Statement and the accompanying form of proxy will be mailed, furnished or otherwise made available to shareholders on or about September 7, 2023.

GENERAL INFORMATION

Proxies and Voting Procedures

The shares represented by each valid proxy received in time will be voted at the Annual Meeting and, if a choice is specified in the form of proxy, it will be voted in accordance with that specification. If you submit a proxy without providing voting instructions, the shares represented by that proxy will be voted “For”:

•	election to the Board of Directors of the three nominees named on the accompanying proxy;

•	approval of the non-binding advisory proposal on executive compensation;

•	approval of every one year for the non-binding advisory vote on the frequency of future advisory votes on executive compensation; and

•

approval of the amendment to the Amended and Restated STRATTEC SECURITY CORPORATION Stock Incentive Plan (as amended and restated, the “Incentive Plan”) to increase the number of shares of STRATTEC common stock available for issuance to plan participants by 250,000.

If any other matters are properly presented at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have the authority to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is adjourned or postponed, a proxy will remain valid and may be voted at the adjourned or postponed meeting. As of the date of printing of this Proxy Statement, we do not know of any other matters that are to be presented at the Annual Meeting other than (1) the election of the nominee directors, (2) the non-binding advisory proposal on executive compensation, (3) the non-binding advisory proposal on the frequency of future advisory votes on executive compensation and (4) the approval of the amendment to the Amended and Restated Stock Incentive Plan to increase the number of shares of STRATTEC common stock available for issuance to plan participants by 250,000.

Shareholders may revoke proxies at any time to the extent they have not been exercised by giving us written notice or by delivering a later executed proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a record shareholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy. The cost of solicitation of proxies will be borne by STRATTEC. Shareholders holding shares in brokerage accounts (“street name” holders) who wish to vote at the Annual Meeting will need to obtain a proxy form and voting instructions from the institution that holds their shares. Solicitation will be made primarily by use of the mail; provided, however, some solicitation may be made by our management employees, without payment of any additional compensation, by telephone, by facsimile, by email or in person.

Shareholders Entitled to Vote

Only shareholders of record at the close of business on August 24, 2023 will be entitled to notice of and to vote at the Annual Meeting. On the record date, we had issued and outstanding 4,068,412 shares of our common stock, $0.01 par value per share (the “Common Stock”), entitled to one vote per share.

Quorum; Required Vote

A majority of the votes entitled to be cast at the Annual Meeting, represented either in person or by proxy, shall constitute a quorum with respect to the meeting. Under Wisconsin law and our Articles of Incorporation and Bylaws (in each case, as amended and restated), the vote required for approval of the matters specified in the Notice of the Annual Meeting is as follows:

•

The Corporation has previously adopted a majority voting standard in uncontested elections of directors. Accordingly, for an uncontested election a majority of the votes properly cast in favor of the election of each nominee director is required for the election of that director. A majority of the votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” with respect to that director’s election. In the event of a contested election of directors, a plurality of votes cast is required for the election of directors. This means that in contested elections the director nominees with the most votes received will be elected to fill the open directorship positions.

•

Approval of the non-binding advisory proposal on executive compensation requires the number of properly cast votes in favor of this proposal to exceed the number of properly cast votes against this proposal.

•

A plurality of votes cast is required for the non-binding advisory proposal on the frequency of future advisory votes on executive compensation. This means that whichever of 1 year, 2 years or 3 years receives the most votes will be approved.

•

Approval of the amendment to the Amended and Restated Stock Incentive Plan requires the number of properly cast votes in favor of this proposal to exceed the number of properly cast votes against this proposal.

•

Approval of any other matter that may properly be presented at the Annual Meeting will require the number of properly cast votes in favor of such matter to exceed the number of properly cast votes against such matter.

Abstentions and broker nonvotes (i.e., shares held by brokers in “street name,” voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count toward the quorum requirement but will not count as votes cast in the determination of whether the directors are elected or whether such other matters noted above are approved. The Inspector of Election appointed by our Board of Directors will count the votes and ballots.

PROPOSAL 1: ELECTION OF DIRECTORS

The proxies appointed in the accompanied form of proxy are expected to vote for the election of the nominee directors noted in the table below to serve as directors of STRATTEC. Our Board of Directors is divided into three classes, with the term of office of each class ending in successive years. Three directors are to be elected at the Annual Meeting to serve for a term of three years expiring in 2026 and four directors will continue to serve for the terms designated in the table shown below. As indicated below, the individuals nominated by our Board of Directors for election at the Annual Meeting are each an incumbent director, other than Bruce M. Lisman and F. Jack Liebau, Jr., who are each a new director nominee originally recommended by one of our shareholders. The table below also provides brief biographies of each of our incumbent and nominee directors, including the nominee directors for this year’s Annual Meeting. We anticipate that the nominees listed in this Proxy Statement will be candidates when the election is held. However, if an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for a nominee director, proxies will be voted for a substitute nominee selected by the proxy holders (except where a proxy withholds authority with respect to the election of directors).

Michael J. Koss, one of our incumbent members of our Board of Directors, will not be standing for re-election at the Annual Meeting. Mr. Koss has served as one of our directors since 1995, and he is a member of each of our Audit, Compensation and Nominating and Corporate Governance Committees and chair of the Nominating and Corporate Governance Committee. Mr. Koss’ service on these committees will end in connection with the Annual Meeting. We want to thank Mr. Koss for his years of dedicated service and his passion for STRATTEC.

Director Qualifications and Selection Criteria

STRATTEC’s Director Selection Criteria are attached as Appendix A to this Proxy Statement. These criteria are periodically reviewed by our Nominating and Corporate Governance Committee. The criteria require independence and an absence of material conflicts of interest of all independent and non-management directors. The criteria also describe the personal attributes and the broad mix of skills and experience of directors sought by STRATTEC in order to enhance the diversity of perspectives, professional experience, education and other relevant attributes, and the overall strength of the composition of the Board.

The table below the section “Board of Directors Recommendation” provides specific information as of the date of this Proxy Statement about each nominee for election to our Board of Directors at the Annual Meeting and about each of our incumbent directors who are continuing as directors of STRATTEC after the Annual Meeting. The information presented includes information each nominee or director has given us about his or her age, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. Our Nominating and Corporate Governance Committee regularly evaluates the mix of experience, qualifications, attributes and skills of our directors using a matrix of areas that this Committee considers important for our business, which experience, qualifications, attributes and skills that we consider most important for membership on the Board include a background in the items set forth in the attached Director Selection Criteria. In addition to the information presented below regarding the nominee’s or incumbent’s specific experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee to the conclusion that such person should serve as a director of STRATTEC, our Nominating and Corporate Governance Committee also considered the qualifications and criteria described below under “Director Skills Matrix” and “Corporate Governance Matters – Director Nominations” with the objective of creating a complementary mix of directors.

Director Skills Matrix

We believe our director nominees and incumbent directors are talented individuals with diverse skillsets and backgrounds, as reflected in their biographies set forth below. Many of the directors have extensive and direct automotive industry experience and/or experience in various industries that impact key functional areas of our business, such as in electronics, financial and technology matters. The directors also have varying educational backgrounds, levels of schooling and public board experience, including a mix of college, post-graduate and multiple public board and committee experience that brings strengths and diversity to the STRATTEC Board. In addition to having a diverse Board, many of our officers have diverse backgrounds. One officer is Hispanic and another is of Middle Eastern descent.

The Director Skills Matrix shown below summarizes the key skills and expertise that we consider important for our directors considering our business strategy. Specifically, the following matrix highlights the key skills, experiences, qualifications and attributes that our Nominating and Corporate Governance Committee considers in evaluating the strength and diversity of the Board and which the directors bring to the Board to maintain effective oversight. A mark indicates a specific area of focus or expertise on which the Board particularly relies. Not having a mark does not mean the incumbent or nominee director does not possess that qualification or skill. Although the matrix below also summarizes certain background information with respect to each incumbent or nominee director, please review our director biographies set forth below which describe each such person’s specific background and relevant experience in more detail.

	Tina Chang	Thomas Florsheim	Frank Krejci	Harold Stratton	David Zimmer	Bruce Lisman	F. Jack Liebau, Jr.
CORPORATE SKILLS EXPERIENCE:
President / CEO/ Executive Management	X	X	X	X	X	X	X
CFO / Audit / Controller					X
Automotive Industry			X	X	X
Strategic Planning	X	X	X	X	X	X	X
Mergers & Acquisitions		X	X		X	X	X
International Business	X	X	X	X	X	X
Corporate Governance	X	X		X	X	X	X
Public Company Boards	X	X	X	X	X	X	X
Private Company Boards	X		X			X	X
FUNCTIONAL SKILLS EXPERIENCE:
Engineering				X	X
Financial	X	X	X		X	X	X
Information Technology	X	X			X
Sales / Marketing		X	X	X
Electronics					X
Operations	X	X	X	X	X
Risk Management	X	X		X	X	X	X
Public Relations	X		X	X
Human Resources	X		X	X
Compensation	X	X	X	X	X	X	X
Legal	X			X	X
E-commerce	X	X
Distribution		X				X	X
PERSONAL HISTORY
Board tenure at STRATTEC (years)	1	11	28	28	17	—	—
Age (years)	51	65	73	75	77	76	59
Work: (Full time, Part time, Retired)	Full Time	Full Time	Full Time	Retired	Retired	Retired	Full Time
High School (Public, Private)	Public	Private	Public	Private	Public	Public	Private
First Gen. College (yes, no)	No	No	Yes	No	No	No	No

	Tina Chang	Thomas Florsheim	Frank Krejci	Harold Stratton	David Zimmer	Bruce Lisman	F. Jack Liebau, Jr.
College	UW- Madison (BBA)	Univ. of Colorado (BA)	Yale (BS)	St. Lawrence (BA)	Michigan (BA)	University of Vermont	Stanford (BA)
Graduate School	N/A	Columbia (MBA)	Harvard (MBA)	Notre Dame (MBA)	Harvard (MBA)	No	No
Career (Number of organizations worked for)	3	2	6	3	8	4	6

We believe that the diversity of experience, qualifications, attributes and skills of our directors is important to our success. We expect that our Nominating and Corporate Governance Committee will on an annual basis review and reevaluate the above matrix to confirm that it aligns with our Company strategy and oversight needs.

Board of Directors Recommendation

The Board of Directors recommends that shareholders vote FOR the election of David R. Zimmer, Bruce M. Lisman and F. Jack Liebau, Jr., as directors of STRATTEC, for a three year term expiring in 2026.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since
Nominees for election at the Annual Meeting (Class of 2026):

DAVID R. ZIMMER	77	2006

Retired managing partner and co-founder of Stonebridge Equity LLC (d/b/a Stonebridge Business Partners, a provider of consulting services and financing strategies primarily to automotive-related manufacturing businesses seeking to develop and complement growth plans, strategic partnerships with foreign companies and merger and acquisition strategies).

Mr. Zimmer’s prior automotive experience includes being a founder and initial CEO of New Venture Gear, a joint venture between Chrysler and GM, general manager of Acustar, Chryslers electronics and wiring harness division, and holding various financial positions at Chrysler, Acustar and Ford.

Mr. Zimmer is a former chief executive officer of a public company and a chief financial officer of a subsidiary of a public company. His skill sets include strategic planning, financial oversight, compensation matters and organizational development. His career includes working several years in the automotive industry, international business in complex manufacturing related industries, as well as mergers and acquisitions experience. This business and career experience led to the conclusion that he should serve as a director of STRATTEC.

BRUCE M. LISMAN	76	—

Mr. Lisman is a private investor. He serves on the boards of three public companies—Circor International (NYSE—CIR) since 2020, Myers Industries (NYSE—MYE), since 2015, and Associated Capital Group (NYSE—AC) since 2015; and two private companies—National Life Group, a mutual life insurance company since 2004 and Bank of Burlington, a newly formed bank, since 2022. Prior board service includes an electric utility, an electricity transmission company, a regional banking company, an aftermarket automotive supply company, and an engineering and construction company (as Executive Chair). Other {past}board service includes the University of Vermont (Chair), and American Forests (Chair), the nation’s oldest conservation organization.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since

He was Chairman of JP Morgan’s Global Equity Division (2008-2009), and Head or Co-Head of Bear Stearns Global Equity Division from 1987 to 2008. Earlier, he was the Director of Research (1984-1987) at Bear Stearns, and before that was a research analyst covering a broad range of industries.

In his capacity as a board member, Mr. Lisman has served as Board Chairman, a member of all relevant committees and has chaired Compensation, Governance, and Audit Committees.

The Board believes that Mr. Lisman’s qualifications to serve on our Board include his extensive board service including leadership positions, as well as his service as a successful senior executive and his investment experience.

F. JACK LIEBAU, JR.	59	—

Mr. Liebau is managing director of Beach Investment Counsel, Inc., an investment management company. Mr. Liebau is the former President and CEO of Roundwood Asset Management, a subsidiary managing public equities for Alleghany Corporation’s insurance companies, the former President and Founder, Liebau Asset Management Company, which managed money for individuals, foundations, and corporations, and the former Partner and Portfolio Manager for Davis Funds and Primecap Management Company, investment management firms.

Liebau’s current and former directorships include: Chairman and director of Myers Industries, a NYSE listed industrial company; director of BNY Mellon ETF Trust; non-Executive Board Chair and Member of Special Investigations Limited Company, a private, Virginia-based professional services company and government contractor in the information technology, cybersecurity, investigations, and intelligence sectors; director of MuxIP, unlisted software company serving media companies; director and CFO of the Edwin Gregson Foundation; former director of The Pep Boys, a nationwide auto parts retailer; former director of Herley Industries, Inc., a defense technology company; former director of Media General, Inc., then owner of newspapers and television stations; former Vice President of Andover Alumni Council and former director of Kidspace Children’s Museum.

The Board believes that Mr. Liebau’s qualifications to serve on our Board include his: (1) vast financial, strategic, executive and investment experience working with companies in a wide range of industries, including his qualification as an “audit committee financial expert”; (2) experience in corporate governance and corporate and non-profit board service; and (3) experience working effectively with management teams, analyzing strategic options, and communicating with various constituencies.

Incumbent Directors (Class of 2024):

HAROLD M. STRATTON II	75	1994

Chairman of the Board of Directors of STRATTEC since February 1999 (Non-Executive Chairman since September 2012). Chief Executive Officer of STRATTEC from February 1999 until August 31, 2012. President of STRATTEC from October 2004 to December 31, 2009. President and Chief Executive Officer of STRATTEC from February 1995 to February 1999. Former director of Twin Disc Incorporated for over ten years until October 2022.

Mr. Stratton has gained extensive experience and skills through his activities as an executive of STRATTEC and its predecessor for a period of over 25 years ending in 2012, including experience related to mergers and acquisitions, strategic planning, operations, corporate communication and sales and marketing. As a result, Mr. Stratton has obtained a deep knowledge and understanding of our business, industry and strategies, all of which led to the conclusion that he should serve as a director of STRATTEC.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since

THOMAS W. FLORSHEIM, JR.	65	2012

Chairman of the Board and Chief Executive Officer of the Weyco Group, Inc. (a company engaged in the business of the design and distribution of quality and innovative footwear) since 2002. Prior to that, Mr. Florsheim was President and Chief Executive Officer of the Weyco Group, Inc. from 1999 to 2002, President and Chief Operating Officer from 1996 to 1999, and Vice President from 1988 to 1996. Chairman and a director of Weyco Group, Inc.

Mr. Florsheim is a chairman and chief executive officer of a public company. His skill sets include experience in mergers and acquisitions, financial oversight, compensation matters and organizational development. His career in the consumer goods industry has exposed him to manufacturing, marketing and engineering solutions on a global basis. This business and career experience led to the conclusion that he should serve as a director of STRATTEC.

Incumbent Directors (Class of 2025):

TINA CHANG	51	2022
Since 1996, Ms. Chang has served as Chairman of the Board and Chief Executive Officer of SysLogic, Inc. (an information systems consulting and services firm). Ms. Chang is also an owner (either directly or indirectly through SysLogic, Inc.) of SysSpark, LLC, a product innovation company, Cyberspect, LLC, a cybersecurity software and SaaS company, and WillBridge Ltd., a social benefit corporation. Ms. Chang has served on the boards of Central States Manufacturing, Inc., since 2019, and Delta Dental of Wisconsin, since January 2022. She has also served as a Director of Weyco Group, Inc. (a company engaged in the business of the design and distribution of quality and innovative footwear) since 2007. Ms. Chang is a member of the Executive, Audit, Corporate Governance and Compensation Committees for Weyco Group, Inc. Previously, Ms. Chang served as a Director and Advisor of The Private Bank — Wisconsin from 2004 to 2013. Ms. Chang is also a private real estate investor and owns and manages mixed-use residential and commercial real estate in the Milwaukee, Wisconsin area.

Ms. Chang brings to the Board a strong background in business, technology and process development in the information technology and cybersecurity areas. With technology and cybersecurity issues being an ever increasing component of STRATTEC’s business, Ms. Chang’s experience is valuable to the Board as part of its risk oversight duties. She is also strongly involved in the local business community and with charitable organizations, and brings to the Board these varied experiences. This business and career experience led to the conclusion that she should serve as a director of STRATTEC.

FRANK J. KREJCI	73	1995

President and Chief Executive Officer of STRATTEC since September 1, 2012. President and Chief Operating Officer of STRATTEC from January 1, 2010 until August 31, 2012. President of Wisconsin Furniture, LLC (d/b/a The Custom Shoppe, a manufacturer of custom furniture) from June 1996 until December 31, 2009.

Mr. Krejci is the sitting chief executive officer of STRATTEC and has gained extensive experience and skills through his activities as an executive of STRATTEC for the past number of years. His experience includes strategic planning, financial oversight, compensation matters, organizational development, mergers and acquisitions and manufacturing and engineering in related industries. This business experience led to the conclusion that he should serve as a director of STRATTEC.

DIRECTORS’ MEETINGS AND COMMITTEES

Meetings and Director Attendance

Our Board of Directors held ten meetings in fiscal 2023, and all of our nominees and incumbent directors serving as directors during fiscal 2023 attended 100% of the meetings of our Board of Directors and the committees of the Board on which they served at the time of such meeting.

Executive sessions, or meetings of outside (non-management) directors without management present, are held regularly for a general discussion of relevant subjects. In fiscal 2023, the non-employee directors met in executive session five times.

The committees of our Board of Directors consist of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The chart below identifies the members and the chairman of each of these committees as of the date of this Proxy Statement, along with the number of meetings held by each Committee during fiscal 2023:

	Audit	Compensation	Nominating and Corporate Governance
Number of Meetings	3	2	2
Name of Director:
Tina Chang	X	X	X
Thomas W. Florsheim, Jr.	X	X*	X
Michael J. Koss	X	X	X*
David R. Zimmer	X*	X	X

X = committee member; * = committee chairman

Michael J. Koss was a director during fiscal 2023 and served as a member of each of the aforementioned Committees during the entirety of fiscal 2023. Mr. Koss is retiring from the Board of Directors at the Annual Meeting and will not stand for re-election at the Annual Meeting.

Audit Committee

The Audit Committee is responsible for assisting our Board of Directors with oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent auditor’s qualifications and independence; (4) the performance of our internal accounting function and the independent auditors; and (5) the review of the scope and adequacy of our internal accounting controls. In addition, the chairman of the Audit Committee participates in quarterly meetings with members of our management and our outside auditors to review our quarterly earnings releases and quarterly financial statements prior to their issuance or filing with the U.S. Securities and Exchange Commission (the “Commission”). Our Audit Committee has the direct authority and responsibility to appoint, replace, compensate, oversee and retain the independent auditors, and is an “audit committee” for purposes of Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

Compensation Committee

The Compensation Committee, in addition to such other duties as may be specified by our Board of Directors: (1) oversees and reviews the compensation and benefits of our executive officers (including determining the compensation of our Chief Executive Officer); (2) makes appropriate recommendations to our Board of Directors with respect to our incentive compensation plans and equity-based plans; (3) administers our incentive compensation plans and equity-based plans in accordance with the responsibilities assigned to the Committee under any and all such plans, including under our Team Incentive Plan for STRATTEC SECURITY CORPORATION (the “TIPS Bonus Plan”) for participation by Executive Officers and Senior Managers and our Amended and Restated Stock Incentive Plan (as amended and restated, the “Incentive Plan”); and (4) reviews and makes recommendations to our Board of Directors with respect to the compensation of our non-employee directors, including under our TIPS Bonus Plan for Non-Employee Members of the Board of Directors. The Compensation Committee’s charter requires that the Company provide the Compensation Committee with adequate funding to engage any compensation consultants or other advisers the Committee deems appropriate to engage. During fiscal 2023 and 2024 to date, the Compensation did not engage any consultants to assist it in reviewing the Company’s compensation practices and levels.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, in addition to such other duties as may be specified by our Board of Directors, is responsible for assisting our Board of Directors by: (1) identifying individuals qualified to become members of our Board of Directors and its committees; (2) recommending guidelines and criteria to the Board of Directors to determine the qualifications of potential directors; (3) making recommendations to the Board of Directors concerning the size and composition of the Board and its committees, including developing and annually reviewing our Director Skills Matrix; (4) recommending to our Board of Directors nominees for election to the Board at the annual meeting of shareholders; (5) developing and recommending to our Board of Directors a set of corporate governance principles applicable to our business; and (6) assisting our Board of Directors in assessing director performance and the effectiveness of the Board of Directors as a whole.

The Nominating and Corporate Governance Committee identifies, interviews, and recommends candidates it determines are qualified and suitable to serve as a director. Recommendations for Board candidates may be made to the Committee by the Corporation’s Chief Executive Officer, other current Board members, and shareholders of the Corporation. Once appropriate candidates are identified, the Nominating and Corporate Governance Committee evaluates their qualifications to determine which candidate best meets the Corporation’s Director Selection Criteria (which is described in greater detail under the section titled “Director Nominations” below), without regard to the source of the recommendation. Additionally, the Committee evaluates potential director candidates in light of its annual review of the Director Skills Matrix summarized above. In accordance with this Director Selection Criteria and the Director Skills Matrix, the Committee seeks a variety of perspectives, professional experience, education, skills, and other individual qualities and attributes. A copy of the Corporation’s Director Selection Criteria is attached as Appendix A to this Proxy Statement. The Nominating and Corporate Governance Committee then interviews the candidate before making a recommendation to the Board.

Charters of Committees

Our Board of Directors has adopted, and may amend from time to time, a written charter for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. We make available on our website at www.strattec.com, free of charge, copies of each of these charters. We are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this Proxy Statement.

CORPORATE GOVERNANCE MATTERS

Director Independence

Our Board of Directors has reviewed the independence of our continuing directors and the nominees for election to the Board at the Annual Meeting under the applicable listing standards of the NASDAQ Stock Market. Based on this review, our Board of Directors determined that each of the following directors is independent under the NASDAQ Stock Market listing standards:

(1) Tina Chang                                                      (2) Thomas W. Florsheim, Jr.

(3) Michael J. Koss *                                            (4) Harold M. Stratton II

(5) David R. Zimmer                                            (6) Bruce M. Lisman

(7) F. Jack Liebau, Jr.

*	Mr. Koss is retiring from the Board of Directors at the Annual Meeting and will not stand for re-election at the Annual Meeting.

Based on such listing standards, Frank J. Krejci is the only director who is not independent because Mr. Krejci is our current President and Chief Executive Officer.

Board Diversity and Disclosure

The Company has historically been proactive in seeking to ensure that its Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, while at the same time seeking to ensure that the Board is comprised of directors who have broad and diverse backgrounds, perspectives and experiences. The following table reflects STRATTEC’s Board diversity matrix as of July 1, 2023 disclosed in accordance with Nasdaq Rule 5606, as self-disclosed by our current incumbent directors to STRATTEC. To review our Board Diversity Matrix as of July 1, 2022 please see the Proxy Statement for our 2022 Annual Meeting of Shareholders filed with the Commission on September 9, 2022.

Board Diversity Matrix (As of July 1, 2023)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian	1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		5
Two or More Races or Ethnicities
LGBTQ+	0
Did Not Disclose Demographic Background	0

The above matrix includes Michael J. Koss, who is retiring at the Annual Meeting and will not be standing for re-election to our Board of Directors, but who served on the Board of Directors through our fiscal 2023 and is expected to continue to serve through the first part of our fiscal 2024 through the date of the Annual Meeting. The above table does not include data on our two nominee directors who are not incumbent directors.

Board Leadership Structure

We currently have different persons serving as our Chief Executive Officer and as Chairman of our Board of Directors. Harold M. Stratton II served as our Chief Executive Officer and Chairman of the Board from February 1999 until September 1, 2012. We have not had and currently do not have a lead independent director except as described below with respect to Mr. Stratton. Although our Board of Directors does not have a formal policy with respect to its leadership structure, prior to September 1, 2012 combining the positions of Chief Executive Officer and Chairman served as an effective link between our management’s role of identifying, assessing and managing risks and our Board of Directors’ role of risk oversight. Mr. Stratton possesses in-depth knowledge of the issues, opportunities and challenges we face (as a result of being our former Chief Executive Officer), and is thus positioned to develop agendas and highlight issues that ensure that the Board of Directors’ time and attention are focused on the most critical matters. In essence, our Board of Directors formerly determined that this leadership structure was optimal because it believed that having one leader serving as both the Chairman and

Chief Executive Officer provided (taking into account Mr. Stratton’s experience and knowledge of our business) decisive, consistent and effective leadership, as well as clear accountability. Having one person serve as Chairman and Chief Executive Officer also historically enhanced our ability to communicate our message and strategy clearly and consistently to our shareholders, employees, and business partners, particularly during times of turbulent economic and industry conditions.

Effective September 1, 2012, Mr. Stratton retired as our Chief Executive Officer and Mr. Krejci has assumed this role since that date. Mr. Stratton continues to serve as a non-employee director and as our Chairman of the Board. Accordingly, since September 1, 2012 we have had different persons serve as our Chief Executive Officer and Chairman of the Board of Directors. We decided to separate these roles to (1) facilitate Mr. Stratton’s desire to phase down his involvement with the day to day operations of STRATTEC but (2) continue to leverage Mr. Stratton’s in-depth knowledge and experience related to the strategic issues, opportunities and challenges STRATTEC faces. The determination to separate the roles of Chief Executive Officer and Chairman, therefore, was based in part upon the same factors described above that led us to conclude in previous years that combining the two offices was in our best interest. The experience, leadership qualities and skills that Mr. Stratton brings to the Board, as detailed in the section captioned “Proposal 1: Election of Directors” under Mr. Stratton’s biography and the Director Skills Matrix, enables Mr. Stratton as the Chairman to be in a position to establish the agendas for meetings of the Board and to lead the discussions of the Board regarding our strategy, operations and management. We believe Mr. Stratton’s role as Chairman, as described herein, is consistent with our Board’s determination of him being independent under NASDAQ Stock Market listing standards.

Although we believe that given the circumstances described above, separating the Chairman and Chief Executive Officer roles is appropriate for the foreseeable future, we will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances at such time, combining these offices would serve our best interests and the best interests of our shareholders.

The Board’s Role in Risk Oversight

General Oversight

Our Board of Directors is responsible for exercising the corporate powers of STRATTEC and overseeing the management of our business and affairs, including management’s establishment and implementation of key strategic priorities and initiatives. The Board reviews and discusses with management periodically, and no less than annually, company strategy and conducts formal strategic reviews at each Board meeting. We believe any long-term, sustainable value creation and preservation are possible only through the prudent assumption and management of both risks and potential rewards, and our Board takes a leading role in overseeing our overall risk tolerances as a part of our strategic planning process and in overseeing our management of strategic risks.

The role of our Board of Directors in STRATTEC’s risk oversight process includes receiving reports from members of our senior management team on areas of material risk to STRATTEC, including operational, financial, legal and regulatory, technology, strategic and reputational risks. Except as noted below, our Board has delegated to the Audit Committee primary responsibility for overseeing management’s risk assessments and implementing appropriate risk management policies and guidelines, including those related to financial reporting and regulatory compliance. Our Board has delegated to the Compensation Committee primary oversight responsibility to ensure that compensation programs and practices do not encourage unnecessary or excessive risk-taking and that any risks are subject to appropriate controls. Our Board has delegated to the Nominating and Corporate Governance Committee primary oversight responsibility to ensure that STRATTEC’s governance standards establish effective systems for monitoring and accountability. Our Board has assumed, to date, direct responsibility for our cyber and intellectual property security programs. Moreover, our Board has overseen management’s implementation of a number of robust policies and compliance programs to address various areas of legal and regulatory risks, including the following: a corporate code of ethics, an insider trading policy, a supplier code of conduct and supplier quality manual, a conflict minerals compliance program, a quality policy, an environmental policy and a whistleblower hotline policy.

Cybersecurity and Environmental and Safety matters

Our Board as a whole also routinely discusses with management STRATTEC programs, policies and procedures that have been implemented, formalized, and documented to address internal compliance with respect to various regulatory matters, including with respect to intellectual property and cybersecurity management and with respect to environmental and safety matters (“E&S Matters”). With respect to intellectual property and cybersecurity management, our Board oversees high-risk cybersecurity areas for STRATTEC and requires management to provide annual reports to the Board regarding implementation of comprehensive programs to address these risks, as well as providing the Board with updates on progress and initiatives undertaken by management in this area. Additionally, the Board requests that management update it periodically on employee training and incident reporting in this area.

STRATTEC is committed to the principles of sound environmental stewardship and the responsible and sustainable use of energy and natural resources. All of our facilities are required to operate in compliance with applicable laws and regulations and in a manner to avoid harm to the environment, prevent pollution, and reduce waste. We believe we have a strong record of environmental compliance in our facilities and our products generally have a low environmental impact. With respect to E&S Matters, our Board has STRATTEC management at least annually provide it with an update and report regarding STRATTEC’s major initiatives in this area, including progress and improvements made with respect to energy improvement initiatives related to implementation of more energy efficient capital equipment to reduce carbon emissions, annual certifications on STRATTEC’s environmental management systems and other matters related to energy consumption, hazardous waste generation and CO2 neutralization.

Compensation Matters

As noted above, our Board has reserved to its Compensation Committee primary oversight responsibility to ensure that compensation programs and practices of STRATTEC do not encourage unreasonable or excessive risk-taking and that any risks are subject to appropriate controls. As part of this process, STRATTEC (with the oversight of the Compensation Committee) designs its overall compensation programs and practices, including incentive compensation for both executives and non-executive employees, in a manner intended to support its strategic priorities and initiatives to enhance long-term sustainable value without encouraging unnecessary or unreasonable risk-taking. At the same time, STRATTEC recognizes that its goals cannot be fully achieved while avoiding all risk. The Compensation Committee (along with assistance from management) periodically reviews STRATTEC’s compensation programs and practices in the context of its risk profile, together with its other risk mitigation and risk management programs, to ensure that these programs and practices work together for the long-term benefit of STRATTEC and its shareholders. Based on its recently completed review of STRATTEC’s compensation programs, the Compensation Committee concluded that STRATTEC’s incentive compensation policies for both executive and non-executive employees have not materially and adversely affected STRATTEC by encouraging unreasonable or excessive risk-taking in the recent past, are not likely to have such a material adverse effect in the future and provide for multiple and reasonably effective safeguards to protect against unnecessary or unreasonable risk-taking.

Director Nominations

We have a standing Nominating and Corporate Governance Committee. Based on the review described under “Corporate Governance Matters—Director Independence,” our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the applicable listing standards of the NASDAQ Stock Market.

The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, STRATTEC SECURITY CORPORATION, 3333 West Good Hope Road, Milwaukee, Wisconsin 53209, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of our Common Stock beneficially owned (as determined pursuant to section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residential) of the shareholder making the recommendation and the number of shares of our Common Stock beneficially owned (as determined pursuant to section 13(d) of the Securities Exchange Act of 1934) by the shareholder making the recommendation.

We may require any proposed nominee to furnish additional information as may be reasonably required (including pursuant to applicable rules of the Commission) to determine the qualifications of such proposed nominee to serve as a director. Shareholder recommendations will be considered only if received no less than 120 days nor more than 150 days before the anniversary date of the mailing of the proxy statement to shareholders in connection with the previous fiscal year’s annual meeting of shareholders.

The Nominating and Corporate Governance Committee will consider any nominee recommended by a shareholder in accordance with the preceding paragraphs under the same criteria as any other potential nominee. The Nominating and Corporate Governance Committee believes that a nominee recommended for a position on our Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. In light of the foregoing, our Board has adopted the Director Selection Criteria attached as Appendix A to this Proxy Statement, which is also posted on the Corporation’s website. These criteria are periodically reviewed by the Nominating and Corporate Governance Committee and generally require absence of material conflicts of interest of all independent and non-management directors. The criteria also describe the personal attributes and the broad mix of skills and experience of directors sought by the Corporation in order to enhance the diversity of perspectives, professional experience, education and other relevant attributes and the overall strength of the composition of the Board taking into account the uniqueness attributable to STRATTEC’s industry. These Director Selection Criteria work in concert with our Director Skills Matrix described above in helping our Nominating and Corporate Governance Committee identify and select director candidates to our Board. In this regard, some of the criteria that may be taken into account by the Nominating and Corporate Governance Committee include:

•	personal integrity and high ethical character;

•	professional excellence;

•	accountability and responsiveness;

•	absence of conflicts of interest;

•	fresh intellectual perspectives and ideas; and

•

relevant expertise and experience (including related to financial and accounting matters) and the ability to offer advice and guidance to management based on that expertise and experience that coincides with STRATTEC’s strategic initiatives.

The Corporation received notification from a shareholder regarding the nomination of two candidates for appointment to the Board of Directors at the Annual Meeting during fiscal 2023. Following receipt of that notification, our Nominating and Corporate Governance Committee considered both candidates for appointment to the Board of Directors at the Annual Meeting. Based on the considerations described above (including as referenced in the biographies and related discussion of director qualifications), as well as the Committee’s review and assessment of the Director Skills Matrix described above, and further due diligence led by Committee members, the Nominating and Corporate Governance Committee recommended that the Board of Directors nominate, and our Board of Directors subsequently approved the nomination of, Bruce M. Lisman and F. Jack Liebau, Jr., as nominee directors for consideration by our shareholders at the Annual Meeting.

Communications between Shareholders and the Board of Directors

Our shareholders may communicate with our Board of Directors or any of our individual directors by directing such communication to our Secretary at the address of our corporate headquarters, 3333 West Good Hope Road, Milwaukee, Wisconsin 53209. Each such communication should indicate that the sender is a shareholder of STRATTEC and that the sender is directing the communication to one or more of our individual directors or to our Board as a whole.

All communications will be compiled by our Secretary and submitted to our Board of Directors or the applicable individual directors on a monthly basis unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to STRATTEC or our business or communications that relate to improper or irrelevant topics. Our Secretary may also attempt to handle a communication directly where appropriate, such as where the communication is a request for information about STRATTEC or where it is a stock-related matter.

Attendance of Directors at Annual Meetings of Shareholders

Although we do not have a formal policy regarding the attendance of our directors and nominees for election as directors at our Annual Meeting, our directors are encouraged to attend the Annual Meeting. Accordingly, we expect that all of our directors, whether up for re-election at the Annual Meeting or not, will attend the Annual Meeting absent a valid reason, such as a schedule conflict or as a result of other extenuating circumstances. All of the persons then serving as one of our directors attended in person the Annual Meeting of Shareholders held on October 11, 2022.

Board Self-Assessment and Evaluation

Commencing in fiscal 2022, our Nominating and Corporate Governance Committee developed the Director Skills Matrix previously described to assist the Committee, among other purposes, with evaluating the performance of the Board and identifying the skills, attributes and experience currently possessed by the Board, including the strengths of the Board and areas where additional director candidates or additional director training may be necessary. Our Nominating and Corporate Governance Committee is responsible for annually reporting to the Board of Directors regarding the Committee’s assessment and evaluation of the performance of the Board as a whole, using the Director Skills Matrix, annual assessment questionnaires and/or other tools deemed relevant by the Committee. As part of the annual self-evaluation process, the directors consider various topics relating to the Board’s and each Board committee’s role, structure, composition, relationship with management, access to information and resources, process, and responsibilities, as well as the overall mix of director experiences and skills as highlighted in the Director Skills Matrix. The Board and each of its Committees is expected to then independently review and discuss the results of the annual self-evaluations and any other relevant issues related to the Board or STRATTEC. Any issues arising from the evaluation process are discussed with both the Chairman and in Executive Session among the directors. It is expected that the Nominating and Corporate Governance Committee will review and modify as necessary this evaluation process on an annual basis. The Board’s succession planning considers the results of this Board self-evaluation, together with other information, including the overall mix of tenure, experience, and skills of the directors, upcoming expected retirements of individual directors, the experience and skills that would be desirable for future directors, and the needs of the Board and its Committees at the time. This self-evaluation report and assessment is discussed with the full Board and includes specific review of performance areas in which the Nominating and Corporate Governance Committee believes a better contribution could be made by the Board as a whole to STRATTEC. The purpose of this self-evaluation report and assessment is to increase the effectiveness of the Board as a whole and not necessarily to focus on individual Board members.

Code of Business Ethics

We have adopted a Code of Business Ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer, and to our non-employee directors. A copy of our Code of Business Ethics is available on our corporate web site which is located at www.strattec.com. We also intend to disclose any amendments to, or waivers from, our Code of Business Ethics on our corporate web site.

Further, we have established “whistle-blower procedures” which provide a process for the confidential and anonymous submission, receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. These procedures provide protections to employees who report possible misconduct impacting STRATTEC.

Hedging and Margin Account Policies

Our stock trading policies prohibit our directors and employees, including our executive officers, from: (a) purchasing any financial instrument, or otherwise engaging in any transaction, that is designed to hedge or offset any decrease in the market value of our Common Stock, including prepaid forward contracts, equity swaps, zero-cost collars and forward sale contracts; (b) engaging in short sales related to our Common Stock; and (c) maintaining margin accounts holding STRATTEC securities. All transactions in STRATTEC securities by directors and executive officers must be pre-cleared with our Chief Financial Officer (or another executive officer in the event of transactions by our Chief Financial Officer) under our stock trading policies.

Excess Incentive Compensation Recovery (Clawback) Policy

Our Board of Directors has adopted an Excess Incentive Compensation Recovery (Clawback) Policy effective as of August 24, 2023. A copy of this policy is available on our website at www.strattec.com, 24 hours a day and free of charge. We are not including the information contained on or available through our website as part of, or incorporating such information by reference into, this Proxy Statement. The policy is administered by our Board of Directors (or at the discretion of, and upon delegation of, our Board, our Compensation Committee) and covers all current and former executive officers. Under this policy, the Board of Directors will require reimbursement or forfeiture of any excess incentive compensation awarded or paid in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws. The excess incentive compensation recovery covers all awards granted or paid during the last three completed fiscal years including, but not limited to, annual performance bonuses (including any amounts deferred) and long-term incentive grants, including any of the following, provided that, such compensation is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure (as defined in the policy): cash bonuses and incentive cash compensation; stock options; restricted stock; restricted stock units; and performance-based units. The amount to be recovered is the excess amount of the incentive compensation received by the executive officer based on the erroneous data from the accounting restatement. The policy applies to all excess incentive compensation approved, awarded or granted after the effective date of the policy.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee is currently comprised of four members of our Board of Directors. Based upon the review described above under “Corporate Governance Matters—Director Independence,” our Board of Directors has determined that each member of the Audit Committee is independent as defined in the applicable listing standards of the NASDAQ Stock Market and the rules of the Commission. The duties and responsibilities of our Audit Committee are set forth in the Audit Committee Charter, which may be found on our website at www.strattec.com.

In accordance with its written charter adopted by the Board of Directors, our Audit Committee has oversight responsibility for the quality and integrity of the financial reporting practices of STRATTEC. While the Audit Committee has oversight responsibility, the primary responsibility for our financial reporting, disclosure controls and procedures and internal control over financial reporting and related internal controls and procedures rests with our management, and our independent auditors are responsible for auditing our financial statements. In discharging its oversight responsibility as to the audit process, the Audit Committee has:

•	reviewed and discussed our audited financial statements for the fiscal year ended July 2, 2023 with our management and with our independent auditors;

•	discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Commission;

•

received and discussed with our independent auditors the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence; and

•	met with the independent auditors without management present and discussed the auditor’s independence.

Based on such review and discussions with management and with the independent auditors, the Audit Committee recommended to our Board of Directors that the STRATTEC audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended July 2, 2023, for filing with the Commission.

AUDIT COMMITTEE:

David R. Zimmer — Chairman
Tina Chang
Thomas W. Florsheim, Jr.
Michael J. Koss

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees we were billed for audit and non-audit services rendered by our independent auditors, Deloitte & Touche LLP during fiscal 2023, and Crowe LLP during fiscal 2022:

Service Type	Fiscal Year Ending July 2, 2023	Fiscal Year Ending July 3, 2022
Audit Fees (1)	$589,414	$547,700
Audit-Related Fees (2)	$134,240	—
Tax Fees (3)	$663,309	—
All Other Fees (4)	$10,000	—

Total Fees Billed	$1,396,963	$547,700

(1)

Includes fees for professional services rendered in connection with the audit of our financial statements for the fiscal years ended July 2, 2023 and July 3, 2022; the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during those fiscal years; and statutory and regulatory agency audits during those fiscal years.

(2)	For fiscal 2023, this amount represents fees paid to Crowe LLP and Deloitte & Touche LLP for work related to financial statement adjustments related to such fiscal year.

(3)	Includes U.S. and international tax advice and compliance services paid to Deloitte & Touche LLP with respect to fiscal 2023.

(4)	For fiscal 2023, this amount represents fees paid to Crowe LLP for work related to the transition from Crowe LLP, as our outside auditors, to Deloitte & Touche LLP.

The Audit Committee of our Board of Directors considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of Deloitte & Touche LLP and formerly, Crowe LLP.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by our independent auditors. The Audit Committee or Chairman of the Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent auditors. The Audit Committee has delegated certain of its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting.

Each new engagement of our independent auditors to perform non-audit services has been approved in advance by our Audit Committee or the Chairman of our Audit Committee pursuant to the foregoing procedures.

Fiscal 2024 Independent Registered Public Accounting Firm

Our Audit Committee will select our independent registered public accounting firm for the 2024 fiscal year based upon factors determined to be relevant by our Audit Committee. It is expected that a representative of Deloitte & Touche LLP, our independent auditors for fiscal 2023, will be present at the Annual Meeting and will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

Audit Committee Financial Expert

Our Board of Directors has determined that at least one of the members of our Audit Committee qualifies as an “audit committee financial expert” as defined by the rules of the Commission. David R. Zimmer, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” based on his work experience and education.

EXECUTIVE OFFICERS

The following table provides information as of the date of this Proxy Statement about each of our current executive officers who are not nominees for election to, or continuing members of, our Board of Directors at the Annual Meeting. The information presented includes information each executive officer has given us about his or her age and his or her principal occupation and business experience for the past five years:

Name	Age	Current Position	Other Positions
Dennis Bowe	55	Vice President, Chief Financial Officer, Treasurer and Secretary since September 2022.

Global Commercial Finance Director for Harley-Davidson, Inc. (a company engaged in the business of the design, manufacture and sale of motorcycles and related parts and accessories) from June 2012 until August 2022.

Rolando J. Guillot	55	Senior Vice President—Operations since December 2016; Chief Operating Officer since March 2023.

Vice President—Mexican Operations from September 2004 to December 2016. General Manager—Mexican Operations of STRATTEC from September 2003 to September 2004. Plant Manager of STRATTEC de Mexico S.A. de C.V. from January 2002 to September 2003. Mr. Guillot served in various management positions for STRATTEC de Mexico S.A. de C.V. from September 1996 to January 2002.

Al-Waleed H. Hamdan	55	Vice President—Global Sales and Product Management since January 1, 2020; Chief Commercial Officer since March 2023.	Vice President—Product Management from March 2017 until December 2019. Vice President Global Marketing & Product Management for Apex Tool Group (an American supplier of hand tools and power tools) from August 2013 until July 2016. Global Marketing and Product Group Leader for Actuant Corporation (a diversified industrial company) from December 2010 until August 2013. Mr. Hamdan served as one of STRATTEC’s representatives on the management team during fiscal 2023 of its former joint venture called Vehicle Access Systems Technology LLC.

Name	Age	Current Position	Other Positions
Richard P. Messina	57	Vice President—Global Engineering since January 1, 2020; Chief Technology Officer since May 2023.	Vice President—Global Sales and Access Control Products from August 2013 until December 2019. Vice President—Access Control Products of STRATTEC from December 1, 2008 until August, 2013. Chief Engineer-Power Closures Engineering for North America and Asia for Delphi Corporation from 2006 until November 2008; Engineering group manager for Delphi Corporation from 2001 until 2006.

SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of August 24, 2023 by (1) each director and named executive officer (as defined below), (2) all directors and current executive officers as a group, and (3) each person or other entity known by us to beneficially own more than 5% of our outstanding Common Stock.

We have determined beneficial ownership in accordance with the rules of the Commission. Shares of our Common Stock subject to options that are either currently exercisable or exercisable within 60 days of August 24, 2023 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table lists applicable percentage ownership based on 4,068,412 shares of Common Stock outstanding as of August 24, 2023.

			Nature of Beneficial Ownership
Name and Address of Beneficial Owner (1)	Total Number Of Shares Beneficially Owned (2)	Percent of Class	Sole Voting and Investment Power	Sole Voting or Investment Power	Shared Voting and Investment Power	Shared Voting or Investment Power	Sole Voting Power Only (3)

Principal Shareholders:

GAMCO Investors, Inc. (4)	742,192	18.24%	733,992	742,192	—	—	—

T. Rowe Price Associates, Inc. (5)	495,131	12.17%	495,131	—	—	—	—

Dimensional Fund Advisors LP (6)	274,119	6.74%	267,506	274,119	—	—	—

Gabelli Equity Series Funds, Inc. – The Gabelli Small Cap Growth Fund (7)	246,000	6.05%	246,000	—	—	—	—

Vanguard Group Inc. (8)	208,212	5.12%	—	206,609	—	208,212	—

Directors, Nominees and Executive Officers:

Thomas W. Florsheim, Jr.	13,950	*	9,700	—	—	—	4,250

Michael J. Koss (9)	16,450	*	12,200	—	—	—	4,250

David R. Zimmer	15,150	*	10,900	—	—	—	4,250

Tina Chang	3,750	*	550	—	—	—	3,200

Harold M. Stratton II (10)	81,121	1.99%	21,704	—	55,167	—	4,250

Bruce M. Lisman	5,000	*	5,000	—	—	—	—

F. Jack Liebau	—	*	—	—	—	—	—

Frank J. Krejci	79,561	1.95%	65,271	—	—	—	10,200

Patrick J. Hansen (11)	3,750	*	2,000	—	—	—	—

Rolando J. Guillot	31,020	*	22,990	—	—	—	6,850

Richard P. Messina	15,450	*	8,750	—	—	—	5,650

All directors, nominees and executive officers as a group (12 persons)	282,402	6.93%	164,415	—	55,167	—	56,500

*	Less than 1%.

(1)	Unless otherwise indicated in the other footnotes, the address for each person listed is 3333 West Good Hope Road, Milwaukee, Wisconsin 53209.

(2)

Includes the rights of the following persons to acquire shares of our Common Stock pursuant to the exercise of currently vested stock options or pursuant to stock options exercisable within 60 days of August 24, 2023: Mr. Krejci – 4,090 shares; Mr. Guillot – 1,180 shares; Mr. Messina – 1,050 shares; Mr. Hansen – 1,750 shares; and all directors and executive officers as a group – 6,320 shares.

(3)	All shares listed are unvested shares of restricted stock issued and outstanding under our Amended and Restated Stock Incentive Plan as of August 24, 2023.

(4)	Mario J. Gabelli and on behalf of certain entities which he directly or indirectly controls, including the following, GAMCO Investors, Inc., GAMCO Asset Management, Inc., Gabelli Funds, LLC, Gabelli &

Company Investment Advisers, Inc., GGCP, Inc., Associated Capital Group, Inc., and Gabelli Foundation, Inc. (collectively “GAMCO”), One Corporate Center, Rye, New York 10580, filed a Schedule 13D/A dated as of July 7, 2023 reporting that as of July 7, 2023 GAMCO beneficially owned 742,192 shares of Common Stock. The shares of Common Stock beneficially owned by GAMCO include 742,192 shares of Common Stock as to which GAMCO has sole investment power and 733,992 shares of Common Stock as to which GAMCO has sole voting power.

(5)

T. Rowe Price Associates, Inc. and on behalf of T. Rowe Price Small-Cap Value Fund, Inc. (collectively, “T. Rowe Price”), 100 East Pratt Street, Baltimore, Maryland 21202, filed a Schedule 13G/A dated February 14, 2023, reporting that as of December 31, 2022 T. Rowe Price was the beneficial owner of 495,131 shares of Common Stock with sole voting and investment power over all such shares.

(6)

Dimensional Fund Advisors LP (“Dimensional”), 6300 Bee Cave Road, Austin, Texas 78746, filed a Schedule 13G/A dated February 14, 2023, reporting that as of December 31, 2022 it was the beneficial owner of 274,119 shares of Common Stock as a result of acting as an investment adviser to various investment companies, commingled group trusts and separate accounts. The shares of Common Stock beneficially owned by Dimensional include 267,506 shares of Common Stock as to which Dimensional has sole voting power and 274,119 shares of Common Stock as to which Dimensional has sole investment power.

(7)

Gabelli Equity Series Funds, Inc. – The Gabelli Small Cap Growth Fund (“Gabelli Equity”), One Corporate Center, Rye, New York 10580, filed a Schedule 13G/A dated January 17, 2023 reporting that as of December 31, 2022 it was the beneficial owner of 246,000 shares of Common Stock, with sole voting and investment power over all such shares.

(8)

Vanguard Group Inc. (“Vanguard”), 100 Vanguard Blvd., Malvern, PA 19355, filed a Schedule 13G dated February 9, 2023, reporting that as of December 31, 2022 it was the beneficial owner of 208,212 shares of Common Stock as a result of acting as an investment adviser to various investment companies and other managed accounts. The shares of Common Stock beneficially owned by Dimensional include 206,609 shares of Common Stock as to which Vanguard has sole investment power and 1,603 shares of Common Stock as to which Vanguard has shared investment power.

(9)	Mr. Koss is retiring from the Board of Directors at the Annual Meeting and will not stand for re-election to the Board at the Annual Meeting.

(10)

Includes 25,954 shares of Common Stock owned directly by Mr. Stratton, 52,667 shares of Common Stock owned jointly by Mr. Stratton and his spouse and 2,500 shares of Common Stock held in trusts as to which Mr. Stratton is co-trustee and/or beneficiary.

(11)

Patrick J. Hansen retired as the Company’s Chief Financial Officer (including as its principal financial and accounting officer) effective as of September 9, 2022. The beneficial ownership information for Mr. Hansen is based on the most recent information provided to the Company.

The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as required for purposes of this Proxy Statement. This information should not be construed as an admission of beneficial ownership for other purposes.

SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of our equity securities on Form 4 or Form 5. The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the Commission pursuant to Section 16(a). Based solely upon a review of such forms actually furnished to us, and written representations of certain of our directors and executive officers that no forms were required to be filed, we believe all of our directors, executive officers and 10% shareholders have filed with the Commission on a timely basis all reports required to be filed under Section 16(a) of the Exchange Act during our fiscal 2023.

EXECUTIVE COMPENSATION

Compensation Process Overview

We believe it is important to provide compensation that at a minimum reflects base levels which are competitive with executive officers in other industrial public companies of similar structure and size. We further believe that it is appropriate and desirable to have meaningful incentive plans for our executive officers to help attract and retain high performing individuals and drive positive economic performance and enhanced shareholder value. Further, we believe that these performance-based incentive plans should provide opportunities for our executive officers to significantly augment their base compensation on a short term and long term basis. This philosophy is the foundation for the following compensation objectives that we seek to promote. The objectives of our Compensation Committee in establishing compensation arrangements for our executive officers are to: (1) attract and retain qualified executive managers with a straightforward and understandable compensation program; (2) provide strong financial incentives, at reasonable cost, for positive financial performance and enhanced value of our shareholders’ investment; and (3) use cash bonus plans to recognize positive short-term performance and equity based plans to support the long-term needs and goals of STRATTEC and our shareholders.

As described above under the Section “Corporate Governance Matters—The Board’s Role in Risk Oversight,” the Compensation Committee has primary oversight responsibility to ensure that STRATTEC’s compensation programs and practices do not encourage unreasonable or excessive risk-taking and that any risks are subject to appropriate controls. Compensation for our executive officers and other key employees is evaluated and determined by the Compensation Committee of our Board of Directors. Our Compensation Committee consists of four independent directors under the applicable listing standards of the NASDAQ Stock Market. Thomas W. Florsheim, Jr. is the Chairman of our Compensation Committee and the other members of the Compensation Committee are Tina Chang, David R. Zimmer and Michael J. Koss. Additional information regarding our Compensation Committee is disclosed under “Directors’ Meetings and Committees – Compensation Committee” in this Proxy Statement.

Many key compensation decisions are made during the first quarter of the fiscal year as the Compensation Committee meets to review performance for the prior year under our incentive bonus plans (including our TIPS Bonus Plan), determine awards under our Amended and Restated Stock Incentive Plan and set compensation targets and objectives for the coming year. However, our Compensation Committee also views compensation as an ongoing process and may convene special meetings in addition to its regularly scheduled meetings throughout the year for purposes of evaluation, planning and appropriate action. As described elsewhere in this Proxy Statement under “Proposal 4: Approval of the Amendment to the Amended and Restated Stock Incentive Plan”, we are proposing at the Annual Meeting that our shareholders approve an amendment to our Amended and Restated Stock Incentive Plan to increase the number of shares of STRATTEC common stock available for issuance under the plan to participants by 250,000.

Our management assists the Compensation Committee in its oversight and determination of compensation. Management’s role includes assisting the Compensation Committee with evaluating employee performance, assisting with establishing individual and company-wide performance targets and objectives, recommending salary levels and equity incentive grants, providing financial data on company performance, providing calculations and reports on achievement of performance objectives and furnishing other information requested by the Committee. Our Chief Executive Officer works with the Compensation Committee in making recommendations regarding our overall compensation policies and plans, as well as recommending specific compensation levels for our other executive officers and key employees. Members of management who were present during portions of Compensation Committee meetings held in fiscal 2023 and 2024 to date, included the Chief Executive Officer and the Chief Financial Officer. Additionally, our Chairman, Harold M. Stratton II, participated in Compensation Committee meetings held in fiscal 2023 and 2024 to date. Our Compensation Committee makes all decisions regarding the compensation of the Chief Executive Officer without the Chief Executive Officer or any other member of management present.

The Compensation Committee’s charter authorizes the Committee to engage any compensation consultants and other advisers as the Committee may deem appropriate, and requires that we provide the Committee with adequate funding to engage any advisers the Committee deems appropriate to engage. During April 2022, upon the recommendation of our management, our Compensation Committee directly engaged Newport Group to assist it in reviewing our compensation practices and levels for our executive officers and directors. Newport Group did not provide any other services to STRATTEC or its affiliates during fiscal 2022 or 2021 prior to its engagement and since its engagement during April 2022 it has not provided any other services to STRATTEC. As a result, our Compensation Committee determined that the engagement of Newport Group to assist STRATTEC with reviewing its compensation practices and levels did not create any conflicts of interest. Our engagement of Newport Group and the scope of its work was similar to the work and report Newport Group prepared for our Compensation Committee during April 2019. As part of its work, Newport Group prepared for our Compensation Committee a comparative compensation report of a broad group of organizations within the durable goods manufacturing industry. Our Compensation Committee reviewed the results of Newport Group’s report and analysis during meetings held at the end of fiscal 2022 and the beginning of fiscal 2023 for purposes of establishing and setting compensation levels and targets for our fiscal 2023.

We have in recent years historically engaged Newport Group (or a similar compensation consultant) approximately every other fiscal year for the purpose of assisting our Compensation Committee in reviewing our compensation practices and levels for our executive officers and directors. Consequently, our Compensation Committee did not engage Newport Group (or a similar compensation consultant) during our fiscal 2023 to assist the Committee in setting compensation levels for fiscal 2024. Instead, our Compensation Committee unanimously approved setting base salary targets for our executive officers for fiscal 2024 at their same levels as were in place at the end of fiscal 2023, except with respect to Mr. Krejci who agreed to accept a $100,000 annualized reduction in his base salary until the Company’s financial performance has improved and stabilized.

For executive officers, the primary components of total compensation have in recent periods been, and continue to consist of: (1) base salary; (2) annual incentive compensation bonuses under our TIPS Bonus Plan; and (3) long-term incentive compensation in the form of shares of restricted stock subject to time-based vesting criteria. We evaluate targeted total compensation levels for our executive officers as well as how each component fits within the targeted total compensation levels. This evaluation is guided by our compensation objectives described in this Proxy Statement. A large portion of potential compensation for our executive officers is performance-based. For performance-based compensation, we combine annual cash incentive bonuses that are tied to both short-term, company-wide measures of operating performance and individual performance goals under our TIPS Bonus Plan with long-term equity compensation in the form of awards of shares of restricted stock that vest over a three or five year period from the date of grant under our Stock Incentive Plan. The long-term equity compensation awards promote our executive retention objectives and provide an incentive for long-term appreciation in our stock price, whereas the annual cash incentive bonuses promote short-term financial growth and achievement of individual performance goals on a fiscal year by fiscal year basis.

Summary Compensation Table

The following table provides information for fiscal 2023 and 2022 concerning the compensation paid by us to the person who served as our principal executive officer during fiscal 2023 and our two other most highly compensated executive officers based on their total compensation in fiscal 2023, along with the one other officer who would have been included had such person been serving as an executive officer at the end of our fiscal 2023. We refer to these four executive officers as our “named executive officers” in this Proxy Statement.

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Frank J. Krejci,	2023	$630,635	$—	$154,734	$—	$17,898	$803,267
President and Chief Executive Officer	2022	$577,737	$—	$214,965	$—	$16,657	$809,359

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total

Patrick J. Hansen,	2023	$120,799	$—	$—	$—	$869,637	$990,436
Former Senior Vice President, Chief Financial Officer, Treasurer and Secretary (6)	2022	$352,981	$—	$139,095	$—	$16,702	$508,778

Rolando J. Guillot,	2023	$349,000	$—	$100,122	$—	$17,891	$467,013
Senior Vice President – Operations and Chief Operating Officer	2022	$320,969	$—	$139,095	$—	$16,725	$476,789

Richard P. Messina,	2023	$334,421	$—	$86,469	$—	$27,193	$448,083
Vice President – Global Engineering and Chief Technology Officer	2022	$313,460	$—	$113,805	$—	$26,318	$453,583

Explanatory Notes for Summary Compensation Table:

1. We do not provide any standard annual raises in the base salaries of our executive officers. Instead, our Compensation Committee periodically reviews the base salaries of our executive officers based on individual and company-wide performance criteria and by reference to the data analysis provided by the Newport Group comparative compensation report described above for executives with similar positions, and taking into account Company performance, certain adjustments for inflation and for other discretionary factors determined by our Compensation Committee based upon an analysis of each officer’s individual performance and achievement over the prior fiscal year. Additionally, in determining base salaries, our Compensation Committee considers the executive officer’s qualifications and experience, the executive officer’s responsibilities, the executive officer’s past performance, the executive officer’s goals and objectives and salary levels for comparable positions as provided in the Newport Group report described above. Our Compensation Committee typically establishes base salaries for the new fiscal year for our executive officers at its regular meeting in August of each year where it reviews the prior fiscal years’ results and sets performance targets for the ensuing fiscal year, which new base salaries are traditionally effective as of September 1.

For fiscal 2023, each of Mr. Krejci, Mr. Guillot and Mr. Messina were paid base salaries of $640,000, $360,000 and $338,000, respectively, which base salaries were effective as of September 1, 2022. As described above, our Compensation Committee set these base salary targets for our executive officers for fiscal 2023 based upon the results of its review and analysis of the compensation report and data prepared by Newport Group in April 2022. Mr. Hansen retired effective September 9, 2022 and, accordingly, his base salary for fiscal 2023 was not adjusted as of September 1, 2022.

2. These amounts represent awards of discretionary bonus payments made by our Compensation Committee. For fiscal year 2023 and 2022, no discretionary bonus payments were made to the named executive officers.

3. We believe that equity compensation is an effective means of aligning the long-term interests of our employees, including our executive officers, with our shareholders. Our Amended and Restated Stock Incentive Plan authorizes the Compensation Committee to issue both stock options and shares of restricted stock, as well as other forms of equity incentive compensation. In recent fiscal years, awards to our executive officers under the Amended and Restated Stock Incentive Plan have consisted solely of shares of restricted stock subject to time-based vesting criteria. In determining the type and total size of equity awards, the Compensation Committee considers various factors such as the outstanding number of options and shares of restricted stock, the amount of additional shares available for issuance under our Amended and Restated Stock Incentive Plan, the financial statement impact of awards, the level of responsibility of the proposed recipient and his or her performance and the percent of the outstanding shares of our Common Stock represented by outstanding options and shares of unvested restricted stock.

The amounts in this column for each fiscal year reflect the dollar value of long-term equity based compensation awards granted in the form of shares of restricted stock pursuant to the terms of our Amended and Restated Stock Incentive Plan during the fiscal years indicated in the table. These amounts equal the grant date fair value of shares of restricted stock, computed in accordance with FASB Accounting Standards Codification Topic 718, granted during such fiscal year. Assumptions used in the calculation of the grant date fair value are included under the caption “Accounting for Stock-Based Compensation” in the Notes to our Consolidated Financial Statements in the fiscal year 2023 Annual Report on Form 10-K filed with the Commission on September 7, 2023 and such information is incorporated herein by reference.

For fiscal 2023, on August 22, 2022, Mr. Krejci was awarded 5,100 shares of restricted stock, Mr. Guillot was awarded 3,300 shares of restricted stock and Mr. Messina was awarded 2,850 shares of restricted stock. These shares of restricted stock will vest one-third each year over a three year period on the anniversary of the grant date and have all the rights of our shares of Common Stock (including voting rights), other than the right to receive cash dividends while such shares are not vested. These shares of restricted stock had a grant date fair value per share of $30.34 as determined pursuant to FASB Accounting Standards Codification Topic 718.

For fiscal 2022, on August 17, 2021, Mr. Krejci was awarded 5,100 shares of restricted stock, Mr. Hansen was awarded 3,300 shares of restricted stock, Mr. Guillot was awarded 3,300 shares of restricted stock and Mr. Messina was awarded 2,700 shares of restricted stock. These shares of restricted stock will vest one-third each year over a three year period on the anniversary of the grant date and have all the rights of our shares of Common Stock (including voting rights), other than the right to receive cash dividends while such shares are not vested. These shares of restricted stock had a grant date fair value per share of $42.15 as determined pursuant to FASB Accounting Standards Codification Topic 718.

4. This column discloses the dollar value of all amounts earned by the named executive officers under our Team Incentive Plan for STRATTEC SECURITY CORPORATION for participation by our Executive Officers and Senior Managers (the “TIPS Bonus Plan”) for performance related to the applicable fiscal year in the table, which in each case payout was tied to achievement of annual incentive performance targets. Participants in the TIPS Bonus Plan include or included our executive officers and other senior managers determined by our Compensation Committee based upon recommendations from our Chief Executive Officer.

Under the TIPS Bonus Plan, executive officers and other full-time employees are eligible to receive annual incentive cash bonuses whereby the Board of Directors sets company financial performance goals on an annual basis. For fiscal 2023 and 2022, the Board set company profit before tax (before bonus expense and after non-controlling interest and as adjusted for unusual income or expense items) as the company financial performance goal. Subject to the exception noted below for fiscal 2023, for the STRATTEC executive officers and senior manager group one half of a participant’s bonus is based upon achieving the participant’s individual goals and objectives for the year. The other half of the participant’s bonus is based upon the level of STRATTEC’s profit before tax for the year (with the adjustments noted above). The TIPS Bonus Plan provides for a hurdle rate goal which would be the minimum level of profit before tax (with the adjustments noted above) before any bonuses are paid under either the company financial performance or individual performance component. The company financial performance component of the bonus is calculated based upon a straight-line relationship between the hurdle rate goal and the target goal. This straight line also applies to amounts above the target goal. Each individual participant’s bonus would be capped at 200% of their target bonus. For each of 2023 and 2022, the target bonus equals 75%, 45%, 45% and 35% of base salary for each of Mr. Krejci, Mr. Hansen, Mr. Guillot and Mr. Messina, respectively. For 2023 and 2022, the Compensation Committee agreed that the minimum hurdle rate goal was set at $6 million and $12 million for each of fiscal 2023 and 2022, respectively, of profit before tax (with the adjustments noted above). If the profit before tax (with the adjustments noted above) was less than the foregoing hurdle amount for such particular fiscal year, no bonus amount was to be paid to any eligible participant, including the bonus attributable to the individual performance component for STRATTEC executive officers and senior managers. However, with respect to fiscal 2023, for any profit before tax (with the adjustments noted above) falling between $6 million and $12 million, the actual target performance factor for the executive officers was only based upon the Company performance factor and not adjusted for any individual performance factor. The Compensation Committee agreed that for fiscal 2023 and fiscal 2022 the target goal of a company performance factor of 1 would equal $24 million each year, respectively, of profit before tax (with the adjustments noted above). At this level, a participant would receive 100% of his or her target bonus with respect to the company financial performance component of the bonus plan. This straight line relationship for amounts in excess of $24 million continues up to a maximum bonus equal to 200% of the participant’s target bonus for our executive officers and senior managers such that at amounts of $36 million or more in profit before tax (with the adjustments noted above) the payment would equal 200% of the target bonus.

For each of fiscal 2023 and fiscal 2022, no bonus amounts were earned under the TIPS Bonus Plan as STRATTEC’s profit before tax for such fiscal year (with the adjustments noted above) was less than the minimum hurdle rate amount in each year.

5. Our named executive officers participate in other benefit plans generally available to all employees on the same terms as similarly situated employees, including participation in medical, health (including Health Savings Accounts (HSAs)), dental, disability, life insurance and 401(k) plans. In addition, our named executive officers each receive at least two times their annual base salary up to $500,000 of group term life insurance coverage. The table below shows the components of this column, which include our match for each individual’s 401(k) plan contributions, the cost of premiums paid by us for term life insurance under which the named executive officer is a beneficiary, long-term disability benefits under our long term disability plan which provides for an additional monthly benefit of $10,000 per executive, payouts under our Supplemental Executive Retirement Plan and perquisites consisting of an automobile allowance for Mr. Messina of $9,600 each fiscal year.

Name	Year	401(k) Match	Life Insurance	LTD Benefits	SERP Payout	Perquisites	Total “All Other Compensation”

Frank J. Krejci	2023	$16,067	$1,270	$561	$—	$—	$17,898
	2022	$14,840	$1,260	$557	$—	$—	$16,657

Patrick J. Hansen	2023	$5,926	$263	$116	$863,332	$—	$869,637
	2022	$14,888	$1,260	$554	$—	$—	$16,702

Rolando J. Guillot	2023	$16,067	$1,270	$554	$—	$—	$17,891
	2022	$14,955	$1,260	$510	$—	$—	$16,725

Richard P. Messina	2023	$15,787	$1,270	$536	$—	$9,600	$27,193
	2022	$14,960	$1,260	$498	$—	$9,600	$26,318

6. Mr. Hansen retired from the Company effective as of September 9, 2023 and, accordingly, his base salary for fiscal 2023 represents a pro rata portion of his annual base salary for the portion of fiscal 2023 that he was employed by STRATTEC.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information on outstanding option and unvested restricted stock awards held by the named executive officers as of our fiscal year ending July 2, 2023, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option and the number of shares of restricted stock held at the fiscal year end that have not yet vested.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) - Exercisable	Number of Securities Underlying Unexercised Options (#) - Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Frank J. Krejci	14,360	—	38.71	08/21/23(1)	1,700(4)	30,838
	4,090	—	79.73	08/20/24(2)	3,400(5)	61,676
	—	—	—	—	5,100(6)	92,514
Patrick J. Hansen (7)	5,841	—	38.71	08/21/23(1)	—	—
	1,750	—	79.73	08/20/24(2)	—	—
Rolando J. Guillot	4,290	—	38.71	08/21/23(1)	1,100(4)	19,954
	1,180	—	79.73	08/20/24(2)	2,200(5)	39,908
	—	—	—	—	3,450(6)	62,583
Richard P. Messina	1,050	—	79.73	08/20/24(2)	900(4)	16,326
	—	—	—	—	1,800(5)	32,652
	—	—	—	—	2,850(6)	51,699

(1)	The common stock option vested on August 21, 2016, the three year anniversary of the grant date.

(2)	The common stock option vested on August 20, 2017, the three year anniversary of the grant date.

(3)

Market value equals the closing market price of our common stock on June 30, 2023, the last trading day prior to our fiscal year end of July 2, 2023, which was $18.14, multiplied by the number of shares of restricted stock.

(4)	The shares of restricted stock were granted on August 18, 2020 and vest one-third each year over a three year period on the anniversary date of the grant date.

(5)	The shares of restricted stock were granted on August 17, 2021 and vest one-third each year over a three year period on the anniversary date of the grant date.

(6)	The shares of restricted stock were granted on August 22, 2022 and vest one-third each year over a three year period on the anniversary date of the grant date.

(7)	Mr. Hansen retired from the Company effective as of September 9, 2023.

Employment Agreements

Each of our named executive officers has signed an employment agreement with STRATTEC. Each executive officer’s employment agreement contains an evergreen renewal feature that automatically extends the agreement for an additional year each June 30, unless advance notice is provided, such that the term of each employment agreement automatically extends for one year each June 30 unless either party gives 30 days’ notice that the agreement will not be further extended. Under the agreement, the officer agrees to perform the duties currently being performed in addition to such other duties that may be assigned from time to time. We agree to pay the officer a salary of not less than that of the previous year and to provide fringe benefits that are provided to all of our other salaried employees who are in comparable positions.

The terms of these employment agreements generally include the following:

•

each of these executive officers is entitled to a base salary under the employment agreement that may not be decreased from the prior year’s level without the consent of the executive officer, but can be increased in the discretion of the Compensation Committee;

•

each of these executive officers is entitled to participate in our bonus plans (including our Team Incentive Plan for STRATTEC SECURITY CORPORATION for participation by Executive Officers and Senior Managers) and our Amended and Restated Stock Incentive Plan;

•	each of these executive officers is eligible to participate in any medical, health, dental, disability and life insurance policy that we maintain for the benefit of our other senior management;

•	each of these executive officers will also receive at our expense group term life insurance coverage equal to two times their base salary subject to a maximum amount of coverage equal to $500,000;

•

each of these executive officers has agreed not to compete with us during employment and for a period equal to the shorter of one year following termination of employment or the duration of the employee’s employment with us and has agreed to maintain the confidentiality of our proprietary information and trade secrets during the term of employment and for two years thereafter; and

•	each employment agreement contains severance benefits, which are summarized below under “Post-Employment Compensation.”

Post-Employment Compensation

401(k) Plan Benefits

Our U.S.-based executive officers are eligible to participate in our 401(k) plan on the same terms as our other U.S.-based employees. The match in our 401(k) plan is 100% on the first 5% of an employee’s annual wages (up to the federal limit). All of our executive officers participated in our 401(k) plan during fiscal 2023 and received matching contributions in accordance with the foregoing methodology.

Retirement Plan and Supplemental Executive Retirement Plan

We formerly maintained a qualified, noncontributory defined benefit retirement plan (the “Qualified Pension Plan”) covering all executive officers and substantially all other employees in the United States employed by us prior to January 1, 2010. Effective January 1, 2010, an amendment to the Qualified Pension Plan discontinued the benefit accruals for salary increases and credited service rendered after December 31, 2009. Our Board subsequently approved the termination of the Qualified Pension Plan, which was completed and finalized during fiscal 2020.

Our executive officers also participated during fiscal 2023 in a Supplemental Executive Retirement Plan (SERP). The SERP is a non-qualified supplemental retirement plan program which essentially mirrored the Qualified Pension Plan described above prior to its termination, but provided benefits in excess of certain limits placed on our Qualified Pension Plan by the Internal Revenue Code. We have created a Rabbi Trust for deposit of the aggregate present value of the benefits under the SERP for our executive officers.

On October 8, 2013, our Board of Directors approved certain amendments to the SERP which revised the benefit calculation formula. Under the SERP, participants now receive the following benefits:

•	Each participant’s accrued benefit on December 31, 2013 was determined as a lump-sum benefit that was credited to an account established for the participant (the “Conversion Account”).

•	STRATTEC will credit 8% of a participant’s base salary and cash bonus each December 31, beginning with December 31, 2014 (the “Company Defined Contribution Account”) to the participant’s account.

•

As amended, the SERP provides a supplemental retirement benefit to each participant consisting of the Conversion Account, the Company Defined Contribution Account and credited interest on each account. The credited interest rate equals 120% of the long-term Applicable Federal Rate published by the Internal Revenue Service (“AFR”) determined each January 1, credited to the balance of each participant’s account.

•

For the Company Defined Contribution Account, STRATTEC will first credit interest as of January 1, 2016. The interest amount is equal to the participant’s Company Defined Contribution Account balance as of December 31, 2014 multiplied by 120% of the long-term AFR for January 2015. The same method to credit interest is used for each subsequent December 31.

•

For the Conversion Account, STRATTEC first credited interest as of January 1, 2015. The interest amount is equal to the participant’s Conversion Account balance as of December 31, 2013 multiplied by 120% of the long-term AFR for January 2014. The same method to credit interest is used for each subsequent December 31.

•	If a participant has a separation from service during the plan year, STRATTEC will credit interest to the participant account(s) on a pro-rata basis.

•	All participants as of December 31, 2013 were deemed to be vested and individuals who began participating in the SERP on or after January 1, 2014 are subject to a five-year vesting schedule.

•	A lump-sum benefit is the only distribution option available under the SERP.

•

Each participant chooses, by having made an election before the date the participant or employee becomes eligible for the Company Defined Contribution Account, whether the Company Defined Contribution Account will be paid six months after the participant’s separation from service or whether half will be paid six months after the participant’s separation from service and the remaining half paid 18 months after the participant’s separation from service.

Potential Payments Upon Termination or Change of Control

We have entered into employment agreements and change of control employment agreements with each of our named executive officers that provide for severance benefits following a termination of employment, as well as provide employment benefits in connection with a change of control (as defined in the change of control agreements).

The employment agreements with our named executive officers provide that if the executive officer’s employment is terminated as a result of the death or disability of such executive officer, then the executive officer (or his or her beneficiary) is entitled to continuation of the executive officer’s then effective base salary for a period of six months after termination and continuation of health and dental coverage for such six month period after termination of employment; provided, that such period may extend up to twelve months in the event of disability under the STRATTEC self-funded short term disability plan made available to all eligible STRATTEC employees. If the executive officer’s employment is terminated by us without cause (as defined in the employment agreements), then the executive officer will be entitled to continuation (1) of the executive officer’s then effective base salary for twelve months in the case of Mr. Krejci and, for each other executive officer, for a minimum of six months after termination or a maximum of twelve months with each executive officer receiving one month credit for each year of service as an officer of STRATTEC and (2) of health and dental coverage for such six to twelve month period, as applicable. We believe that these severance benefits are important as a recruiting and retention device and represent reasonable consideration in exchange for the noncompetition, confidentiality and other restrictions applicable to the executive officers under the employment agreements.

Each of our named executive officers has also signed a change of control employment agreement which guarantees the employee continued employment following a change of control (as defined in the agreements) on a basis equivalent to the employee’s employment immediately prior to such change in terms of position, duties, compensation and benefits, as well as specified payments upon termination following a change of control. Such agreements become effective only upon a defined change of control of STRATTEC, or if the employee’s employment is terminated upon, or in anticipation of such a change of control, and automatically supersede any existing employment agreement once they become effective. Under these agreements, if during the employment term (three years from the date of the change of control), the employee is terminated other than for cause (as defined in the agreements) or if the employee voluntarily terminates his or her employment for good reason (as defined in the agreements) or during a 30-day window period one year after a change of control, then the executive officer is entitled to specified severance benefits, including (1) a lump sum payment of three (with respect to Mr. Krejci) or two (with respect to each other named executive officer) times the employee’s annual base salary, (2) a payment equal to the executive officer’s highest annual bonus (which is equal to the highest cash bonus paid to the named executive officer by STRATTEC and its affiliates collectively during the ten fiscal year period immediately preceding the fiscal year during which the change of control has occurred) and (3) continuation of certain fringe and other benefits. Again, we believe that these severance benefits are important as a recruiting and retention device.

The following table sets forth the compensation that each of our named executive officers would have been eligible to receive if the applicable executive officer’s employment had been terminated on the last day of, but prior to, our fiscal year end (July 2, 2023) under circumstances requiring payment of severance benefits as described above other than in connection with a change of control.

Potential Severance Under Employment Agreements

Name (1)	Salary	Benefits (2)	Total
Frank J. Krejci	$640,000	$19,526	$659,526
Rolando J. Guillot	$360,000	$29,610	$389,610
Richard P. Messina	$338,000	$25,926	$363,926

(1)	Mr. Patrick J. Hansen retired prior to our fiscal year end effective September 9, 2022 and, therefore, is not included in the table above.

(2)	The benefits consist of expenses for the continuation of health and dental coverage for a six to twelve month period, as applicable.

The following table sets forth the compensation that each of our named executive officers would have been eligible to receive if the applicable executive officer’s employment had been terminated on the last day of, but prior to, our fiscal year end (July 2, 2023) under circumstances requiring payment of severance benefits as described above in connection with a change of control.

Potential Severance Payments Under Change of Control Agreements

Following a Change of Control

Name (1)	Salary	Bonus (2)	Benefits (3)	Total

Frank J. Krejci	$1,920,000	$670,731	$58,577	$2,649,308

Rolando J. Guillot	$720,000	$217,945	$59,219	$997,164

Richard P. Messina	$676,000	$169,895	$39,051	$884,946

(1)	Mr. Patrick J. Hansen retired prior to our fiscal year end effective September 9, 2022 and, therefore, is not included in the table above.

(2)

The bonus amount is based upon a payment equal to the executive officer’s highest annual collective bonus payments (determined as provided in the applicable change of control agreement) that were paid with respect to a fiscal year of STRATTEC during the ten fiscal year period preceding the year of the change of control event.

(3)	The benefits consist of expenses for the continuation of health and dental coverage for a three (with respect to Mr. Krejci) or two (with respect to all other named executive officers) year period.

Additionally, our Amended and Restated Stock Incentive Plan also provides for immediate vesting of all outstanding options and the lapse of any forfeiture provisions or other vesting restrictions on outstanding shares of restricted stock upon a change in control of STRATTEC. The following table sets forth the unvested stock options and shares of unvested restricted stock held by our named executive officers as of July 2, 2023 that would become vested in the event of a change in control of STRATTEC.

Name (1)	Number of Shares Underlying Unvested Options	Unrealized Value of Unvested Options (2)	Number of Shares of Restricted Stock that are Unvested	Unrealized Value of Unvested Restricted Stock (3)
Frank J. Krejci	—	—	10,200	$185,028
Rolando J. Guillot	—	—	6,750	$122,445
Richard P. Messina	—	—	5,550	$100,677

(1)	Mr. Patrick J. Hansen retired prior to our fiscal year end effective September 9, 2022 and, therefore, is not included in the table above.

(2)

Unrealized value equals the closing market value of our Common Stock as of the last trading day prior to our fiscal year end of July 2, 2023, minus the exercise price, multiplied by the number of unvested stock options as of such date. The closing market value of our Common Stock on the last trading day prior to our fiscal year end of July 2, 2023 was $18.14. Any shares subject to unvested stock options where the exercise price exceeds the closing market value of our Common Stock on such last trading day are deemed to have no unrealized value.

(3)

Unrealized value equals the closing market value of our Common Stock as of the last trading day prior to our fiscal year end of July 2, 2023, multiplied by the number of unvested shares of our Common Stock as of such date. The closing market value of our Common Stock on the last trading day prior to our fiscal year end of July 2, 2023 was $18.14.

DIRECTOR COMPENSATION

General Information

During fiscal 2023, each of our non-employee directors received an annual base retainer fee of $48,000 (or a fee of $100,000 with respect to our Non-Executive Chairman of the Board as described below), a fee of $1,500 for each Board meeting attended and a fee of $1,000 for each committee meeting attended. The respective chairmen of the Board committees received an additional chairman fee of $15,000 for the Audit Committee and $10,000 for each of the Compensation Committee and the Nominating and Corporate Governance Committee.

Additionally, for fiscal 2023, each non-employee member of our Board participated in an incentive plan for non-employee members of the Board of Directors, which we call the Team Incentive Plan for STRATTEC SECURITY CORPORATION for participation by Non-employee Members of the Board of Directors. The purpose of this TIPS Bonus Plan for Non-Employee Members of the Board of Directors is to maximize long-term shareholder value by providing incentive compensation to non-employee directors in a form which relates the financial reward to an increase in our value to our shareholders and to enhance our ability to attract and retain outstanding individuals to serve as non-employee directors. The TIPS Bonus Plan for Non-Employee Members of the Board of Directors provides for the payment of a potential cash bonus to each non-employee director equal to the product of (a) 40% of the director’s retainer and meeting fees for the fiscal year, multiplied by (b) a Company Performance Factor. In general, the Company Performance Factor was determined by reference to the level of STRATTEC’s profit before tax (prior to any bonus accruals for the year and after adjusting for non-controlling interests and for other unusual income or expense items) for the year in excess of a hurdle amount set by the Compensation Committee each year and subject to a maximum payout amount each year equal to 200% of the target amount. For fiscal 2023, the hurdle amount was set at $12 million of profit before tax (before bonus expense and after non-controlling interest and as adjusted for unusual income or expense items). For fiscal 2023, no bonuses were earned under the TIPS Bonus Plan for Non-Employee Members of the Board of Directors.

Our non-employee directors are also eligible participants under our Amended and Restated Stock Incentive Plan and are entitled, subject to the discretion of our Compensation Committee, to receive awards under that plan. Under the terms of this plan, our Compensation Committee has formally approved an annual restricted stock grant to our non-employee directors of an amount equaling approximately $50,000 based on the market value of our Common Stock on the date of the grant of the award. Typically, this stock grant award to our non-employee directors occurs at our Compensation Committee meeting in August of each year. Accordingly, on August 22, 2022, our Compensation Committee made specified grants of shares of restricted stock based upon fiscal 2022 performance of 1,650 to each of Mr. Stratton, Mr. Koss, Mr. Zimmer, Mr. Florsheim and Ms. Chang. These shares of restricted stock vest one-third each year over a three year period on the anniversary of the grant date and have all the rights of our shares of Common Stock (including voting rights), other than the right to receive cash dividends while such shares are not vested. These shares of restricted stock had a grant date fair value per share of $30.34 as determined pursuant to FASB Accounting Standards Codification Topic 718.

On August 23, 2023, our Compensation Committee also made specified grants of shares of restricted stock based upon fiscal 2023 performance of 2,100 shares to each of Mr. Stratton, Mr. Koss, Mr. Zimmer, Mr. Florsheim and Ms. Chang. These shares of restricted stock vest one-third each year over a three year period on the anniversary of the grant date and have all the rights of our shares of Common Stock (including voting rights), other than the right to receive cash dividends while such shares are not vested. These shares of restricted stock had a grant date fair value per share of $22.16 as determined pursuant to FASB Accounting Standards Codification Topic 718.

Commencing on September 1, 2012, Mr. Stratton became a non-employee member of our Board of Directors. As a non-employee director and Chairman of our Board, effective September 1, 2012 and thereafter unless changed or modified by approval of our Compensation Committee, Mr. Stratton is entitled to (1) an annual retainer fee currently of $100,000 and (2) board meeting fees and participation in the Amended and Restated Stock Incentive Plan and the TIPS Bonus Plan for Non-Employee Members of the Board of Directors on a basis consistent with our other non-employee directors, as described above.

Similar to the report traditionally obtained by our Board of Directors from Newport Group regarding executive officer compensation described above, our Board of Directors retained Newport Group in April 2022 to compile a survey of board of director compensation data from a peer group of companies. Newport Group compiled board of director pay practice data from the same industry peer group companies as were included in the Newport Group report prepared in April 2022 on executive officer compensation described above. The data compiled by the survey included an analysis of retainer fees for board and committee service, meeting fees, chairperson fees and incentive compensation. Based upon the survey results, the overall total cash compensation level of our directors was below the median compensation of the directors of the companies included in the survey, with incentive compensation under our TIPS Bonus Plan for Non-Employee Members of the Board of Directors significantly impacting our Board total compensation. Our Board of Directors and our Compensation Committee discussed the results of this survey at meetings held at the end of fiscal 2022 and the beginning of fiscal 2023 and approved the compensation elements paid to our directors for fiscal 2023 which are described above. As described above, we have in recent years historically engaged Newport Group (or a similar compensation consultant) every other fiscal year for the purpose of assisting our Compensation Committee in reviewing our compensation practices and levels for our executive officers and directors. It is expected that the consultant will again be retained to conduct a director compensation study during the spring of 2024 for purposes of setting director compensation for fiscal 2025.

Director Summary Compensation Table

The following table summarizes the director compensation for fiscal year 2023 for all of our non-employee directors. Mr. Krejci did not receive any additional compensation for his service as an employee director during fiscal 2023 beyond the amounts previously disclosed above in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation	Total

Harold M. Stratton II	$113,500	$55,327	$—	$—	$168,827

Tina Chang (3)	$65,500	$29,931	$—	$—	$95,431

Michael J. Koss (4)	$78,500	$55,327	$—	$—	$133,827

Thomas W. Florsheim, Jr.	$78,500	$55,327	$—	$—	$133,827

David R. Zimmer	$83,500	$55,327	$—	$—	$138,827

(1)

The amounts in this column reflect the dollar value of long-term equity based compensation awards granted pursuant to the terms of our Amended and Restated Stock Incentive Plan during the fiscal year. These amounts equal the grant date fair value of shares of restricted stock, computed in accordance with FASB Accounting Standards Codification Topic 718. Assumptions used in the calculation of the grant date fair value are included under the caption “Accounting for Stock-Based Compensation” in the Notes to our Consolidated Financial Statements in the fiscal year 2023 Annual Report on Form 10-K filed with the Commission on September 7, 2023 and such information is incorporated herein by reference. As of our 2023 fiscal year end, each of our outside (non-employee) directors (other than Ms. Chang) held 3,050 shares of unvested restricted stock. Ms. Chang held 1,650 shares of unvested restricted stock as of the end of our fiscal 2023.

(2)

To the extent amounts are awarded, this column discloses the dollar value of all amounts earned by the director under our Team Incentive Plan for STRATTEC for participation by Non-Employee Members of the Board of Directors for performance in fiscal 2023 which were tied to incentive performance targets. See above “Director Compensation – General Information” for a description of the payout under this plan.

(3)	Ms. Chang was appointed to the Board of Directors effective as of February 1, 2022.

(4)	Mr. Koss is retiring from the Board of Directors at the Annual Meeting and will not stand for re-election at the Annual Meeting.

PAY VERSUS PERFORMANCE DISCLOSURE

As required by the pay versus performance rules adopted by the Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 402(v) of Regulation S-K, we are providing the following information regarding the relationship between “compensation actually paid” to our named executive officers and certain of our financial performance metrics for each of the past two fiscal years.

Amounts included as “compensation actually paid” do not represent the value of cash compensation and equity awards actually received by our named executive officers but instead are amounts calculated pursuant to Commission rules and which result in adjustments to the amounts reported above in the summary compensation table. Shareholders should refer to the discussion of our compensation philosophy and programs described above under “Executive Compensation” for a complete discussion of our compensation programs and their connection to our performance. Our Compensation Committee did not consider the following Pay Versus Performance analysis and disclosures in making compensation decisions with respect to any fiscal year shown below.

Pay Versus Performance Table

Fiscal Year	Summary Compensation Table Total for the Principal Executive Officer (“PEO”) (1)	Compensation Actually Paid to PEO ($) (2) (3)	Average Summary Compensation Total for Non-PEO Named Executive Officers (1) (4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (TSR) (5)	Net (Loss) Income (6)
2023	$803,267	$754,225	$635,177	$556,471	$41.12	$(6,670,000)
2022	$809,359	$610,464	$492,784	$420,780	$74.81	$7,016,000

(1)

The dollar amounts reported in this column are the amount of total compensation reported in the “Total” column of the Summary Compensation Table for the 2023 and 2022 fiscal years for the person serving as our PEO for such applicable year. The individuals included as our PEO and Non-PEOs for each applicable fiscal year are:

Fiscal Year	PEO	Non-PEO Named Executive Officers
2023	Frank J. Krejci	Patrick J. Hansen, Rolando Guillot, Richard P. Messina
2022	Frank J. Krejci	Patrick J. Hansen and Rolando Guillot

(2)	The dollar amounts reported in this column represent the amount of “compensation actually paid” (CAP) to our PEO, as computed in accordance with Item 402(v) of Regulation S-K.

(3)

The following table provides the adjustments made to the Summary Compensation Table “Total” compensation column to arrive at the “compensation actually paid” to the named executive officers and the average “compensation actually paid” to the non-PEO named executive officers:

	2023		2022
	PEO ($)	Average for Non- PEO Named Executive Officers ($)	PEO ($)	Average for Non- PEO Named Executive Officers ($)
Summary Compensation Table Total:	803,267	635,177	809,359	492,784
Adjustments:
Deduction for Amounts Reported in the “Stock Awards” Column in the Summary Compensation Table:	(154,734)	(62,197)	(214,965)	(139,095)
Increase for fair value of awards granted during the covered fiscal year that remain outstanding and unvested as of the covered fiscal year end:	168,300	38,094	92,514	108,900

	2023		2022
	PEO ($)	Average for Non- PEO Named Executive Officers ($)	PEO ($)	Average for Non- PEO Named Executive Officers ($)
Increase (deduction) for year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end:	(49,995)	(44,580)	(75,786)	(33,330)
Increase (deduction) for change in vesting date fair value of awards granted during the prior fiscal years that vested during the covered fiscal year compared to fair value of awards of prior fiscal year end:	(12,613)	(10,023)	(658)	(8,479)

Total Adjustments:	(49,042)	(78,706)	(198,895	(72,004)

Compensation Actually Paid:	754,225	556,471	610,464	420,780

(4)

The dollar amounts reported in this column represent the average of the amounts reported for our Non-PEO named executive officers as a group in the “Total” column of the Summary Compensation Table in each applicable year.

(5)

The amounts reported in this column reflect our cumulative TSR, assuming an initial fixed $100 investment in our Common Stock starting June 27, 2021 through the end of each listed fiscal year. Cumulative TSR is calculated by dividing the sum of cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our stock price at the end and the beginning of the measurement period by our stock price at the beginning of the measurement period. No dividends were paid on our Common Stock during either fiscal 2022 or 2023.

(6)	The dollar amounts reported represent the amount of net (loss) income attributable to STRATTEC’s shareholders as reflected in our consolidated audited financial statements for each applicable year.

Relationship Between Compensation Actually Paid and Performance Measures

As described above under “Executive Compensation,” STRATTEC generally seeks to (1) provide strong financial incentives, at reasonable cost, for positive financial performance and enhanced value of our shareholders’ investment and (2) use cash bonus plans to recognize positive short-term performance and equity based plans to support the long-term needs and goals of STRATTEC and our shareholders. We, therefore, do not specifically align our performance measures with “compensation actually paid” as determined under Item 402(v) of Regulation S-K for a particular fiscal year. Nonetheless, in accordance with such rule we are providing the following descriptions of the relationships between information presented in the above Pay Versus Performance Table.

The following charts illustrate how “compensation actually paid” as determined under Item 402(v) of Regulation S-K to our PEO and the average “compensation actually paid” to our other named executive officers aligns with our financial performance as measured by our TSR and our net income (loss) for the past two fiscal years:

Compensation Actually Paid and Net (Loss) Income:

Compensation Actually Paid and Cumulative TSR:

All information provided above under the “Pay Versus Performance Disclosure” heading will not be deemed to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions

During fiscal 2023, other than as described above under Executive Compensation and Director Compensation, STRATTEC did not engage in any related party transactions within the meaning of the rules of the Commission.

Review and Approval of Related Person Transactions

The charter for our Audit Committee provides that one of the responsibilities of our Audit Committee is to review and approve related party transactions in accordance with the listing standards or requirements of the NASDAQ Stock Market. Although we do not currently have a formal written set of policies and procedures for the review, approval or ratification of related person transactions, we do have written procedures in place to identify related party transactions that may require Audit Committee approval. These procedures include annual submission of director and officer questionnaires. Where a related party transaction is identified, the Audit Committee reviews and, where appropriate, approves the transaction based on whether it believes that the transaction is at arm’s length and contains terms that are no less favorable than what we could have obtained from an unaffiliated third party.

PROPOSAL 2: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Proposal

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Commission rules and regulations (and consistent with the similar proposal on executive compensation submitted to our shareholders in connection with previous shareholder annual meetings), our Board of Directors has authorized a non-binding advisory shareholder vote to approve the compensation of our named executive officers as reflected in the Executive Compensation section of this Proxy Statement, the disclosures regarding named executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other executive compensation information provided in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive pay programs and policies.

We believe that our compensation policies and procedures, which are reviewed and approved by our Compensation Committee, are designed to align our executive officer’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are important to our continued success. Our Compensation Committee periodically reviews and approves our compensation policies and procedures, and periodically reviews our executive compensation programs and takes any steps it deems necessary to continue to fulfill the objectives of our compensation programs.

Shareholders are encouraged to carefully review the “Executive Compensation” section of this Proxy Statement for a detailed discussion of our executive compensation programs. These programs have been designed to promote a performance-based culture which aligns the interests of our named executive officers and other senior managers with the interests of our shareholders. This includes annual incentive cash compensation based on the named executive officers achieving their individual goals and objectives and STRATTEC achieving specified financial performance measures. A substantial portion of our named executive officers’ compensation is also based on equity awards with long-term vesting requirements.

Accordingly, shareholders are being asked to vote on the following resolution:

“Resolved, that the compensation paid to STRATTEC’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange

Commission (including pursuant to Item 402 of Regulation S-K), including the compensation tables and narrative discussion, is hereby approved by the shareholders of STRATTEC SECURITY CORPORATION.”

Because this shareholder vote is advisory, it will not be binding on the Board of Directors. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required for Approval

If a quorum exists, the approval of the non-binding advisory proposal on our executive compensation described in this Proxy Statement requires the votes cast, in person or by proxy, and entitled to vote thereon, for this proposal to exceed the votes cast against this proposal. Abstentions and broker non-votes will not count toward the determination of whether this proposal is approved and will have no impact on the vote.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the non-binding advisory resolution approving our executive compensation.

PROPOSAL 3: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Proposal

As noted above, we are submitting a “Say on Pay” proposal to our shareholders pursuant to Proposal 2 above as required by the Dodd-Frank Act and Commission rules and regulations. The Dodd-Frank Act also requires that we submit to a vote of our shareholders once every six years a non-binding advisory proposal on the frequency of future “Say on Pay” votes. Shareholders may vote on an advisory basis as to whether future “Say on Pay” votes should occur every 1 year, 2 years or 3 years.

The enclosed proxy allows shareholders to vote for 1 year, 2 years or 3 years for the non-binding advisory proposal for the frequency of future “Say on Pay” votes, or to abstain. STRATTEC has historically held “Say on Pay” votes every year and our Board of Directors recommends that shareholders also vote for “1 year” for the non-binding advisory proposal on the frequency of future advisory votes on executive compensation because we believe:

•	it will help our Board of Directors and Compensation Committee obtain contemporaneous and more direct feedback from our shareholders regarding our compensation practices and policies;

•	it provides a higher level of accountability from STRATTEC to the shareholders and fosters more frequent communication between our Compensation Committee and our shareholders;

•	an annual vote furthers our commitment to maintaining high standards of corporate governance;

•

if we receive a negative response to our “Say on Pay” vote we will be able to make any necessary changes to our practices and not have to wait two or three years to receive shareholder feedback on our changes; and

•

providing for annual “Say on Pay” votes eases the procedural burden on STRATTEC as opposed to implementing a biennial or triennial vote because an annual vote creates procedural consistency from year to year.

Because this shareholder vote is advisory, it will not be binding on our Board of Directors. However, our Board of Directors will take into account the outcome of the vote when considering the frequency of future “Say on Pay” votes.

Vote Required for Approval

For the non-binding advisory proposal on the frequency of future advisory votes on executive compensation, shareholders may vote on an advisory basis as to whether future “Say on Pay” votes should occur every 1 year, 2 years or 3 years, or to abstain. A plurality of the votes cast is required for the approval of a choice among every 1 year, 2 years or 3 years for this proposal. This means that whichever of 1 year, 2 years or 3 years receives the most votes will be approved. Abstentions and broker non-votes will not count toward the determination of whichever of 1 year, 2 years or 3 years is approved.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” approval of every “1 year” for the non-binding advisory proposal on the frequency of future advisory votes on executive compensation. Although the Board of Directors recommends that you vote for every “1 year,” the enclosed proxy allows you to vote for 1 year, 2 years or 3 years, or to abstain. You are not voting simply to approve or disapprove our Board of Directors’ recommendation.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share information, as of July 2, 2023, for our Amended and Restated Stock Incentive Plan. This plan has been approved by STRATTEC’s shareholders.

Plan Category	Number of Common Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Common Shares Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	32,561	$48.88	134,769
Equity compensation plans not approved by shareholders	—	—	—

Total	32,561	$48.88	134,769

PROPOSAL 4: APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED STOCK INCENTIVE PLAN

Purpose and Effect of Proposal

Proposed Adoption. Subject to shareholder approval, our Board of Directors has approved amending and restating the Stock Incentive Plan to increase the number of shares available for issuance to participants under the Stock Incentive Plan from 2,000,000 shares to 2,250,000 shares. The Stock Incentive Plan was last amended and restated in October 2020 at the 2020 annual meeting of our shareholders, and other than the foregoing amendment to increase the number of shares available for issuance of awards thereunder, the current amended and restated Stock Incentive Plan does not alter the terms of the Stock Incentive Plan that was formerly in effect.

Purpose of the Stock Incentive Plan. As discussed above under the section “Executive Compensation,” the objectives of our compensation arrangements include (1) attracting and retaining key service providers through straightforward, competitive compensation arrangements, (2) providing strong financial incentives, at a reasonable cost to our shareholders, for performance that creates enhanced value for shareholders and (3) linking compensation to corporate performance through equity-based awards that reward executives and other service providers for both gains in our stock price and meeting growth, financial and individual performance goals under our Team Incentive Plan for STRATTEC SECURITY CORPORATION for participation by our Executive Officers and Senior Managers.

Our management and Board of Directors believe there are significant benefits to STRATTEC and our shareholders by aligning the performance incentives of our senior managers and executive officers through the use of equity incentive awards under the Amended and Restated Stock Incentive Plan. As of August 24, 2023, after taking into account the restricted stock awards made to our outside directors and to our senior managers and executive officers as of August 23, 2023, and absent shareholder approval of the Amended and Restated Stock Incentive Plan, there would be only 108,035 shares of Common Stock remaining available for issuance for future awards under the Amended and Restated Stock Incentive Plan. As a result, our Board of Directors believes that it is both necessary and desirable to increase from 2,000,000 to 2,250,000 the aggregate number of shares of Common Stock available for issuance to participants under the Amended and Restated Stock Incentive Plan.

Description of the Amended and Restated Stock Incentive Plan

A brief description of the Amended and Restated Stock Incentive Plan, as proposed to be amended and restated, appears below. The following description is qualified in its entirety by reference to the text of the Amended and Restated Stock Incentive Plan, as proposed to be amended and restated, which is attached as Appendix B to this Proxy Statement.

General. The Amended and Restated Stock Incentive Plan authorizes our Compensation Committee to grant stock incentive awards to our officers, directors and other key employees, including our subsidiaries and affiliates. Approximately 60 individuals participate in the Amended and Restated Stock Incentive Plan. Our Compensation Committee administers the Amended and Restated Stock Incentive Plan and has complete discretion, subject to the terms of the Plan, to determine, among other things, which individuals will receive awards, the type, number and frequency of and the number of shares subject to such awards, and, to the extent not otherwise expressly provided in the Amended and Restated Stock Incentive Plan, the terms and conditions of the awards.

Awards.

1. Stock Options. Options granted under the Amended and Restated Stock Incentive Plan may be incentive stock options (“ISOs”), as defined under and subject to Section 422 of the Internal Revenue Code (the “Code”), or non-qualified stock options (“NSOs”).

The options that are granted under the Amended and Restated Stock Incentive Plan will be exercisable at such times and subject to such terms and conditions as the Compensation Committee may determine under the terms of the applicable grant agreement. All options will expire no later than ten years from the date of grant in the case of ISOs and ten years and one day from the date of grant in the case of NSOs. Generally, options will expire upon an optionee’s termination of service status for cause, one year following the termination of service status due to death, three years following termination due to retirement or disability, or three months after the termination of service status for any other reason; provided, however, that options will expire prior to those times if and at such time that the original option exercise term otherwise expires. Generally, options may be exercised only to the extent exercisable on the date of termination, death, disability or retirement. To the extent options are ISOs, they will retain such status, in general, only if exercised within three months following termination of employment. ISOs may not be granted to our outside (non-employee) directors.

The option price for any option will not be less than 100% of the fair market value of our Common Stock as of the date of grant and will be paid in cash, or, in certain circumstances, shares of our Common Stock (including restricted stock), at the time of exercise. When using shares of Common Stock in payment of the exercise price, an optionee may receive, in one transaction or a series of essentially simultaneous transactions, without making any out-of-pocket cash payment, shares equivalent in value to the excess of the fair market value of the shares subject to exercised option rights over the exercise price specified for such shares in the option.

Upon notice of exercise of a stock option, our Compensation Committee may, at its sole discretion, elect to cash out all of any portion of such option by paying a per share amount equal to the excess of the fair market value of the Common Stock on the exercise date over the option exercise price. Such payment may be in cash or Common Stock, which stock may, in certain circumstances, take the form of restricted stock.

Stock options are not transferable except by will or the laws of descent and distribution.

2. Stock Appreciation Rights. Our Compensation Committee may also award stock appreciation rights (“SARs”) under the Amended and Restated Stock Incentive Plan. SARs may be granted in conjunction with all or part of any stock option, will be exercisable only at such times as and to the extent the underlying stock option is exercisable and upon exercise is paid in cash, shares of Common Stock or a combination thereof, at the discretion of our Compensation Committee, in a per share amount equal to the excess of the fair market value of our Common Stock on the exercise date over the related exercise price.

3. Restricted Stock. Restricted stock may also be granted under the Amended and Restated Stock Incentive Plan contingent upon the attainment of specified performance goals or such other factors as our Compensation Committee may determine and, during the period of restriction, the holder of restricted stock may not sell, transfer, pledge or assign the shares of restricted stock. In general, except for an award of shares of restricted stock in lieu of cash compensation, the period of restriction for any grant of restricted stock will be based on the recipient’s continued status as a service provider to STRATTEC and generally includes pro rata vesting criteria over a period of not less than three years. Restricted stock may vest immediately or in installments over time following the minimum period of restriction, as determined by our Compensation Committee. The maximum number of shares of restricted stock that may be granted to all recipients in any year is currently 60,000 shares and the maximum number of shares of restricted stock that may be granted to any one individual in any year is 20% of the total number of shares of restricted stock granted in that year.

Material Federal Income Tax Consequences. The following summary briefly describes certain material U.S. federal income tax consequences of rights under the Amended and Restated Stock Incentive Plan, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Pursuant to the terms of the Amended and Restated Stock Incentive Plan, participants may be granted the following benefits: stock options (including ISOs and NSOs), SARs and shares of restricted stock. STRATTEC has the right, upon issuance of shares or payment of cash in respect of an award, to reduce the number of shares or amount of cash, as the case may be, otherwise issuable or payable by the amount necessary to satisfy any federal, state or local withholding taxes or to take such other actions as may be necessary to satisfy any such withholding obligations.

Incentive Stock Options. No income is realized by the participant upon the grant or exercise of an option that qualifies as an ISO under Section 422 of the Internal Revenue Code. If Common Stock is issued to a participant upon exercise of an ISO, and if the participant does not dispose of those shares in a disqualifying disposition within two years after the date of the option grant or within one year after the shares are issued to the participant, then (i) on the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to STRATTEC for federal income tax purposes. The exercise of an ISO will generally give rise to an item of tax preference that may result in alternative tax liability for the participant.

If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, then generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares if a sale or exchange) over the option price paid for the shares, and (ii) STRATTEC will be entitled to deduct the amount of ordinary income taxed to the participant for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by STRATTEC.

If an ISO is exercised more than three months after termination of employment, the option will be taxed in the same manner as the exercise of a NSO, except when termination of employment is due to disability or death. In the case of termination as a result of disability, if an ISO is exercised more than one year after termination of employment, the option will be taxed in the same manner as a NSO. In the case of termination as a result of death, the ISO retains its characterization if exercised during the option term. Notwithstanding the foregoing, any stock option awarded under the Amended and Restated Stock Incentive Plan will be subject to the terms of the plan.

Nonstatutory Stock Options. With respect to options that do not qualify as ISOs under section 422 of the Internal Revenue Code, (i) no income is realized by the participant at the time the option is granted, (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise, (iii) STRATTEC will generally be entitled to a federal income tax deduction equal to the amount of ordinary income taxed to the participant, (iv) prior to (or contemporaneous with) the exercise of an option, the participant shall make an appropriate payment or other provision (which may include the withholding of shares of Common Stock) with respect to any withholding or similar tax requirement, and (iv) upon disposition of the Common Stock acquired by exercise of the NSO, appreciation (or depreciation) occurring after the date of exercise is treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.

Stock Appreciation Rights. With respect to SARs, (i) in general, no income is realized by the participant at the time the SAR is granted, (ii) generally, at exercise, the participant will be required to include as ordinary income an amount equal to the cash received and/or the fair market value of any shares of Common

Stock received on the exercise, (iii) STRATTEC will generally be entitled to a federal income tax deduction equal to the amount of ordinary income taxed to the participant, and (iv) the participant shall make an appropriate payment or other provision with respect to any withholding or similar tax requirement.

Restricted Stock Awards. With respect to awards of restricted stock, (i) in general, no income is realized by the participant at the time the restricted stock is granted and (ii) when the restricted stock becomes transferable or no longer subject to a substantial risk of forfeiture, the participant will be subject to tax at ordinary income rates on the amount by which the fair market value of the restricted stock at such time exceeds the amount, if any, paid for the stock by the participant. However, a participant may elect under Internal Revenue Code section 83(b) (which election must be made within 30 days after the date of receipt of the restricted stock) to be taxed differently. In such a case (i) ordinary income is realized by the participant at the time the restricted stock is granted, in an amount equal to the amount by which the fair market value of such shares of restricted stock at grant exceeds the amount, if any, paid for the stock by the participant and (ii) upon disposition of the shares, the participant will recognize short-term or long-term capital gain (or loss), depending on how long the shares have been held, measured by the difference between the amount realized on the disposition and the basis of the restricted stock, which basis will equal the sum of the purchase price and the amount included in gross income under Internal Revenue Code section 83(b).

With respect to a sale or exchange of the shares after the forfeiture period has expired, the holding period to determine whether the grantee has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis for such shares will generally be based on the fair market value of such shares on such date (except that a section 83(b) election will cause the holding period commencement and the tax basis to be determined as of the date of grant). STRATTEC generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant and the participant shall make an appropriate payment or other provision with respect to any withholding or similar tax requirement when the amount is subject to ordinary income to the participant.

Change in Control Provisions. Upon the occurrence of a “change in control” of STRATTEC, as defined in the Amended and Restated Stock Incentive Plan, any outstanding SARs and stock options which are not then exercisable will become fully exercisable and vested. Likewise, the restrictions applicable to shares of restricted stock that are outstanding will lapse and such shares and awards will be free of all restrictions and deemed fully vested under the terms of the original grant.

Upon a change in control, optionees may elect to surrender all or any part of their stock options and receive a per share amount in cash equal to the excess of the “change in control price” over the exercise price of the stock option. The “change in control price” will be the highest price per share paid in any transaction reported on the applicable NASDAQ Stock Market, or paid or offered to be paid in any bona fide transaction relating to a potential or actual change in control of STRATTEC at any time during the 60-day period immediately preceding the change in control as determined by our Compensation Committee.

If an optionee’s status as a service provider is terminated at or following a change in control (other than by death, disability or retirement), the exercise periods of an optionee’s stock options will be extended to the earlier of six months and one day from the date of such termination or the options’ respective expiration dates.

Miscellaneous. The Amended and Restated Stock Incentive Plan may be amended or discontinued by our Board of Directors, provided that the Board may not, without the approval of our shareholders, among other items, (a) increase the number of shares reserved for distribution under the plan or decrease the option price of a stock option below 100% of the fair market value at grant or change the pricing terms applicable to stock purchase rights, except as expressly provided in the Amended and Restated Stock Incentive Plan as described below with respect to certain events such as a merger, stock split, consolidation, recapitalization, stock dividend, reorganization or other capital event, (b) change or expand the class of service providers eligible to receive awards under the Amended and Restated Stock Incentive Plan, or (c) extend maximum exercise periods for awards under the Incentive Plan. No amendment or discontinuance may impair the rights of an optionee or recipient under an outstanding stock option or other award granted under the Incentive Plan without the recipient’s consent.

In the event of any merger, stock split, consolidation, recapitalization, stock dividend, reorganization or other change in corporate structure affecting our shares of Common Stock, our Board of Directors may, in its sole discretion, make substitutions or adjustments in the aggregate number of shares reserved for issuance under the Amended and Restated Stock Incentive Plan, in the number and option price of shares subject to outstanding options (and related stock appreciation rights), and in the number of shares subject to other awards granted under the plan.

New Plan Benefits

On August 23, 2023, our Compensation Committee made grants of shares of restricted stock to our named executive officers and made grants of shares of restricted stock to our non-employee directors under the Amended and Restated Stock Incentive Plan. These grants are not contingent upon approval of the amendment to the Stock Incentive Plan described in this Proxy Statement by our shareholders at the Annual Meeting. If the shareholders do not approve the amendments to the Stock Incentive Plan at the Annual Meeting, these restricted stock grants will remain outstanding. See “Executive Compensation” for additional information regarding these awards to our named executive officers.

The following table sets forth the number of shares of restricted stock granted under the Amended and Restated Stock Incentive Plan on August 23, 2023 with respect to fiscal 2023. Our executive officers and directors are eligible to participate in the Amended and Restated Stock Incentive Plan with respect to fiscal 2024 and other future periods. However, any awards in such future periods are not determinable at this time and will be at the discretion of our Compensation Committee.

Name and Position or Group	Number of Shares of Restricted Stock
Frank J. Krejci	5,100
Rolando J. Guillot	3,450
Richard P. Messina	2,850
Executive Group	17,700
Non-Executive Director Group	10,500
Non-Executive Officer Employee Group	23,475

Vote Required

If a quorum exists, the proposal to approve the amendment to the Amended and Restated Stock Incentive Plan requires the votes cast, in person or by proxy, and entitled to vote thereon, for this proposal to exceed the votes cast against this proposal. Abstentions and broker non-votes will not count toward the determination of whether this proposal is approved and will have no impact on the vote.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” approval of the amendment to the Amended and Restated Stock Incentive Plan.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE

COMMISSION ON FORM 10-K

We are required to file an annual report, called a Form 10-K, with the Securities and Exchange Commission. A copy of Form 10-K for the fiscal year ended July 2, 2023 will be made available, without charge, to any person entitled to vote at the Annual Meeting. The written request related to the foregoing should be directed to Dennis Bowe, Office of the Corporate Secretary, STRATTEC SECURITY CORPORATION, 3333 West Good Hope Road, Milwaukee, Wisconsin 53209.

SHAREHOLDER PROPOSALS

Any shareholder who desires to submit a proposal for inclusion in our 2024 Proxy Statement in accordance with Rule 14a-8 must submit the proposal in writing to Dennis Bowe, Chief Financial Officer and Secretary, STRATTEC SECURITY CORPORATION, 3333 West Good Hope Road, Milwaukee, Wisconsin 53209. We must receive a proposal by May 10, 2024 (120 days prior to the anniversary of the mailing date of this Proxy Statement) in order to consider the proposal for inclusion in our 2024 Proxy Statement.

Shareholder proposals that are not intended to be included in the proxy materials for the 2024 Annual Meeting of Shareholders, but that are to be presented by a shareholder from the floor are subject to advance notice provisions in our by-laws. According to our by-laws, in order to be properly brought before the meeting, a proposal not intended for inclusion in our proxy materials must be received at our principal offices no later than July 12, 2024, which is 90 calendar days prior to the anniversary of this year’s meeting date. The notice must set forth the information in Section 2.01 of our by-laws. If the notice does not comply with the requirements set forth in our by-laws, the chairman of the meeting may refuse to acknowledge the matter. If the chairman of the meeting decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2024 Annual Meeting of Shareholders will have the right to exercise discretionary voting power with respect to such proposal.

In addition to satisfying the notice requirements under our by-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 12, 2024, which is 90 calendar days prior to the anniversary of this year’s meeting date.

OTHER MATTERS

Our directors know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

BY ORDER OF THE BOARD OF DIRECTORS

STRATTEC SECURITY CORPORATION

Dennis Bowe, Secretary

Milwaukee, Wisconsin

September 7, 2023

Appendix A

STRATTEC SECURITY CORPORATION

DIRECTOR SELECTION CRITERIA

Business Background, Skills and Experience

In order to be considered as a potential or continuing member of the Board of Directors of STRATTEC SECURITY CORPORATION (the “Corporation”), candidates should have relevant business and industry skills and experience, including a background, demonstrated skills or experience in at least one of the following areas:

•	Substantial recent business experience at the senior management level, preferably as chief executive officer or chief financial officer;

•	International business experience in geographic areas which are significant to the Corporation;

•	Financial expertise or risk assessment, risk management or employee benefit skills or experience;

•	Recent specialized or technical expertise in the automotive or electronics industries or other industries with highly engineered products; and

•	Substantial expertise with respect to strategic planning and related global operational matters.

The Board will consider the desirability of the continued service of directors who change their primary employment. Such directors are expected to tender their resignations to assist the Board in evaluating such desirability on a timely basis.

Personal

Candidates should possess strong personal attributes, including experiences, unquestionable integrity and honesty, leadership, independence, interpersonal skills and strong moral values.

Candidates (other than the Chairman of the Board and the President and Chief Executive Officer) should be independent of management and free of potential material conflicts with the Corporation’s interests.

Candidates are generally expected to meet the independence requirements relating to directors under applicable laws and regulations. Nominee directors who are not continuing directors are also required to provide a written affirmation that, among other things, the nominee is not an employee, director or affiliate of any competitor of the Corporation.

Other

In considering any particular candidate, the Board will consider the following additional factors:

•	The candidate’s ability to work constructively with other members of the Board and with management;

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Whether the candidate brings an appropriate mix of skills and experience that will enhance the diversity and overall composition of the Board. Directors should be selected so that the Board is a diverse body, with diversity reflecting gender, race, ethnicity, national origin, tenure and professional experience. The Board shall endeavor, taking into account the considerations and attributes of directors and director candidates described above, to enhance and maintain diversity on its Board; and

•

Whether the candidate is able to devote the time necessary to properly discharge his or her responsibilities. The Board will consider the number of other boards on which the candidate serves, and the likelihood that such other service will interfere with the candidate’s ability to perform his or her responsibilities to the Corporation.

Candidates will be considered without discrimination because of their race, religion, color, sexual orientation or gender identity, age, national origin, disability, veteran or military status or any other characteristic protected by state, federal or local law.

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Appendix B

AMENDED AND RESTATED

STRATTEC SECURITY CORPORATION

STOCK INCENTIVE PLAN

(As amended and restated effective August 24, 2023)

1. Purpose; Definitions. The purpose of the Plan is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s shareholders.

For purposes of the Plan, the following terms are defined as set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(c) “Commission” means the Securities and Exchange Commission or any successor agency.

(d) “Committee” means the Committee referred to in Section 2.

(e) “Company” means STRATTEC SECURITY CORPORATION, a corporation organized under the laws of the State of Wisconsin, or any successor corporation.

(f) “Director” means a member of the Board.

(g) “Disability” means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

(h) “Early Retirement” means, with respect to Employees, retirement, with the consent of and for purposes of the Company, from active employment with the Company, a subsidiary or affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer and if no such plan exists then the earlier of (i) retirement from active employment with the Company, a subsidiary or affiliate at or after age 55 following completion of 10 years of service or (ii) retirement from active employment with the Company, a subsidiary or affiliate following completion of 30 years of service.

(i) “Employee” means any person, including Officers, employed by the Company or any affiliate or subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its subsidiaries, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(k) “Fair Market Value” means, the mean, as of any given date, between the highest and lowest reported sales prices of the Stock on the applicable NASDAQ Stock Market or any other exchange on which the Stock is then trading or, if no such sale of Stock occurs on the applicable market on such date, the fair market value of the Stock as determined by the Committee in good faith and, where applicable, in compliance with Treasury Regulation section 1.409A-1(b)(5)(iv).

(l) “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(m) “Non-Employee Director” shall have the meaning set forth in Rule 16b-3(b)(3)(i), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

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(n) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(o) “Normal Retirement” means, with respect to Employees, retirement from active employment with the Company, a subsidiary or affiliate at or after age 65.

(p) “Officer” means a person who is an officer of the Company within the meaning of section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q) “Plan” means the Amended and Restated STRATTEC SECURITY CORPORATION Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

(r) “Restricted Stock” means an award under Section 7.

(s) “Retirement” means Normal Retirement or Early Retirement.

(t) “Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

(u) “Service Provider” means an Employee, Officer or Director.

(v) “Stock” means the Common Stock, $.01 par value per share, of the Company.

(w) “Stock Appreciation Right” means a right granted under Section 6.

(x) “Stock Option” or “Option” means an Option granted under Section 5.

In addition, the terms “Change in Control” and “Change in Control Price” have the meanings set forth in Sections 8(b) and (c), respectively, and other capitalized terms used herein shall have the meanings ascribed to such terms in the relevant section of this Plan.

2. Administration. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board, composed solely of two or more Non-Employee Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board. Any member of the Compensation Committee who is not an “outside” director under Treasury Regulation section 1.162-27(e)(3) shall be recused from all matters involving grants to Covered Employees (within the meaning of Code section 162(m)) of Stock Options and Stock Appreciation Rights under the Plan.

The Committee shall have plenary authority to grant to eligible Service Providers, pursuant to the terms of the Plan, Stock Options, Stock Appreciation Rights and Restricted Stock.

In particular, the Committee shall have the authority, subject to the terms of the Plan:

(a) to select the Service Providers to whom Stock Options, Stock Appreciation Rights and Restricted Stock may from time to time be granted;

(b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights and Restricted Stock or any combination thereof are to be granted hereunder; provided, however, Incentive Stock Options may not be granted to Non-Employee Directors,

(c) to determine the number of shares to be covered by each award granted hereunder,

(d) to determine the terms and conditions of any award granted hereunder (including, but not limited to, the share price, any restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Stock Option or other award and the shares of Stock relating thereto, based on such factors as the Committee shall determine);

(e) to adjust the performance goals and measurements applicable to performance-based awards pursuant to the terms of the Plan;

(f) to determine under what circumstances a Stock Option may be settled in cash or Restricted Stock under Section 5(k); and

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(g) to determine to what extent and under what circumstances Stock and other amounts payable with respect to an award shall be deferred.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any Officer to execute and deliver documents on behalf of the Committee.

Any determination made by the Committee pursuant to the provisions of the Plan with respect to any award shall be made in its sole discretion at the time of the grant of the award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

3. Stock Subject to Plan. The total number of shares of Stock reserved and available for distribution under the Plan shall be 2,250,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Subject to Section 6(b)(iv), if any shares of Stock that have been optioned cease to be subject to a Stock Option, if any shares of Stock that are subject to a Restricted Stock award are forfeited or if any Stock Option or other award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Board, in its sole discretion and in compliance with Code section 409A; provided, however, that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

4. Eligibility. Service Providers of the Company, its subsidiaries and affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries or affiliates are eligible to be granted awards under the Plan; provided, however, Non-Employee Directors are not eligible to receive awards of Incentive Stock Options under the Plan.

5. Stock Options. Stock Options may be granted alone or in addition to other awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Subject to the limitations contained herein, the Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, Non-Employee Directors are not eligible to receive awards of Incentive Stock Options under the Plan.

Incentive Stock Options may be granted only to Employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code) and shall not be granted ten years after the earlier of (i) the date the Board of Directors adopts the Plan (as amended and restated) or (ii) the date the shareholders of the Company approve the Plan (as amended and restated). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is an agreement for Incentive Stock Options or Non-

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Qualified Stock Options. The grant of a Stock Option shall occur on the date the Committee by resolution selects a Service Provider as a participant in any grant of Stock Options, determines the number of Stock Options to be granted to such Service Provider and specifies the terms and provisions of the option agreement. The Company shall notify a participant of any grant of Stock Options, and a written option agreement or agreements shall be duly executed and delivered by the Company.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be equal to the Fair Market Value of the Stock at time of grant or such higher price as shall be determined by the Committee at grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Option is granted, and no Non-Qualified Stock Option shall be exercisable more than 10 years and one day after the date the Option is granted.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

(d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased.

Such notice shall be accompanied by the payment in full of the purchase price for such shares or, to the extent authorized by the Committee, by irrevocable instructions to a broker to promptly pay to the Company in full the purchase price for such shares. Such payment shall be made in cash, outstanding shares of Stock, in combinations thereof, or any other method of payment approved by the Committee; provided, however, that the deposit of any withholding tax shall be made in accordance with applicable law. If shares of Stock are being used in part or full payment for the shares to be acquired upon exercise of the Stock Option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the Stock Option at the Fair Market Value of the shares. Any certificates evidencing shares of Stock used to pay the purchase price shall be accompanied by stock powers duly endorsed in blank by the registered holder of the certificate (with signatures thereon guaranteed). In the event the certificates tendered by the holder in such payment cover more shares than are required for such payment, the certificate shall also be accompanied by instructions from the holder to the Company’s transfer agent with regard to the disposition of the balance of the shares covered thereby.

If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee.

No shares of Stock shall be issued until full payment therefor has been made. Subject to any forfeiture restrictions that may apply if a Stock Option is exercised using Restricted Stock, an optionee shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive dividends, with respect to shares subject to the Stock Option when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 12(a).

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(e) Non-transferability of Options. No Stock Option shall be transferable by the optionee other than by will or by laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or by the guardian or legal representative of the optionee, it being understood that the terms “holder” and “optionee” include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution.

(f) Termination by Death. Subject to Section 5(j), if an optionee’s status as a Service Provider terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(g) Termination by Reason of Disability. Subject to Section 5(j), if an optionee’s status as a Service Provider terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify at grant) from the date of such termination as a Service Provider or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that, if the optionee dies within such three-year period (or such shorter period), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. With respect to an Employee, in the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(h) Termination by Reason of Retirement. Subject to Section 5(j), if an Employee optionee’s employment terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, provided, however, that, if the optionee dies within such three-year (or such shorter) period any unexercised Stock option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(i) Other Termination. Unless otherwise determined by the Committee, if an optionee’s status as a Service provider terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of three months following such termination or the balance of such Stock Option’s term in the event the Service Provider is not an Employee and may be exercised for the lesser of three months or the balance of such Stock Option’s term if the optionee is an Employee and is involuntarily terminated by the Company, a subsidiary or affiliate without cause. Notwithstanding the foregoing, if an optionee’s status as a Service Provider terminates at or after a Change in Control (as defined in Section 8(b)), other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of (x) six months and one day, and (y) the balance of such Stock Option’s term pursuant to Section 5(b). In the event of termination of employment at or after a Change in Control, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

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(j) Incentive Stock Option Limitations. To the extent required for “incentive stock option” status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and any other stock option plan of any subsidiary or parent corporation (within the meaning of Section 424 of the Code) shall not exceed $100,000.

The Committee is authorized to provide at grant that, to the extent permitted under Section 422 of the Code, if a participant’s employment with the Company and its subsidiaries is terminated by reason of death, Disability or Retirement and the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Sections 5(f), (g), or (h), applied without regard to this Section 5(j), is greater than the portion of such option that is exercisable as an “incentive stock option” during such post-termination period under Section 422, such post-termination period shall automatically be extended (but not beyond the original option term) to the extent necessary to permit the optionee to exercise such Incentive Stock Option (either as an Incentive Stock Option or, if exercised after the expiration periods that apply for the purposes of Section 422, as a Non-Qualified Stock Option).

(k) Cashing Out of Option; Settlement of Spread Value in Restricted Stock. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of any Stock Option to be exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price (the “Spread Value”) on the effective date of such cash out.

Cash outs relating to options held by optionees who are actually or potentially subject to Section 16(b) of the Exchange Act shall comply with the provisions of Rule 16b-3, to the extent applicable.

In addition, if the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee’s consent), the Committee may require that all or part of the shares to be issued with respect to the Spread Value payable in the event of a cash out of an unexercised Stock Option or the Spread Value portion of an exercised Stock Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock, determined without regard to the forfeiture restrictions involved. Notwithstanding any other provision of this Plan, upon a Change in Control (as defined in Section 8(b)) other than a Change in Control specified in clause (i) of Section 8(b) arising as a result of beneficial ownership (as defined therein) by the Plan participant of Outstanding Company Common Stock or Outstanding Company Voting Securities (as such terms are defined below), in the case of Stock Options other than Stock Options held by an Officer or Director of the Company (within the meaning of Section 16 of the Exchange Act) which were granted less than six months prior to the Change in Control, during the 60-day period from and after a Change in Control (the “Exercise Period”), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, in lieu of the payment of the exercise price of the shares of Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the “Change in Control Price” (as defined in Section 8(c)) per share of Stock on the date of such election shall exceed the exercise price per share of Stock under the Stock Option multiplied by the number of shares of Stock granted under the Stock Option as to which the right granted under this Section 5(k) shall have been exercised.

(l) Stock Option Limit. The following limitations will apply to grants of Stock Options under Section 5 this Plan and Stock Appreciation Rights under Section 6 of this Plan to Covered Employees:

(i) No Covered Employee will be granted Stock Options or Stock Appreciation Rights under the Plan to receive more than 50,000 shares of Common Stock in any Company fiscal year, provided that the Company may make an additional one-time grant of up to 10,000 shares to newly hired Covered Employees.

The foregoing limitations are intended to satisfy the requirements applicable to Stock Options and Stock Appreciation Rights so as to qualify such awards as “performance-based compensation” within the meaning of Code section 162(m). In the event that the Committee determines that such limitations are not required to qualify Stock Options and Stock Appreciation Rights as performance-based compensation, the Committee may modify or eliminate such limitations in its discretion.

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6. Stock Appreciation Rights.

(a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan, and such rights may be granted only at the time of grant of such Stock Option. No Stock Appreciation Rights may be granted to a Non-Employee Director if granted in conjunction with an Incentive Stock Option.

A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6.

(ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Stock or both equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

In the case of Stock Appreciation Rights relating to Stock Options held by optionees who are actually or potentially subject to Section 16(b) of the Exchange Act, the Committee may require that such Stock Appreciation Rights be exercised only in accordance with the applicable provisions of Rule 16b-3.

(iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(e).

(iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

7. Restricted Stock.

(a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the Service Providers to whom and the time or times at which grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture and any other terms and conditions of the awards, in addition to those contained in Section 7(c).

The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

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(b) Awards and Certificates. Each participant receiving a Restricted Stock award shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the STRATTEC SECURITY CORPORATION Stock Incentive Plan. Copies of such Plan and Agreement are on file at the offices of STRATTEC SECURITY CORPORATION, 3333 West Good Hope Road, Milwaukee, Wisconsin 53209-2043.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and, conditions:

(i) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 7(c)(vii), during a period set by the Committee, commencing with the date of such award (the “Restriction Period”), the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits and subject to Section 7(c)(iv), the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance and such other factors or criteria as the Committee may determine.

(ii) Except as provided in this paragraph (ii), and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, other than, except as determined by the Committee, the right to receive any cash dividends. The Committee, at the time of the award, shall determine whether any unvested shares of Restricted Stock shall be entitled to cash dividends or whether such cash dividends shall be automatically deferred and reinvested in additional Restricted Stock. Any dividends payable on the Restricted Stock in the form of Stock shall be paid in the form of Restricted Stock and shall be immediately subject to the same forfeiture and other provisions of this Plan in the same manner and to the same extent as the shares of Restricted Stock.

(iii) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 7(c)(i) and (iv), upon termination of a participant’s status as a Service Provider for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

(iv) Except to the extent that an award of Restricted Stock is issued in lieu of cash compensation or in settlement of the spread value of Stock Options pursuant to Section 5(k), the Restriction Period for any grant of shares of Restricted Stock under this Plan shall comply with the following: (A) with respect to shares of Restricted Stock that vest or otherwise become unrestricted based upon the participant’s continued status as a Service Provider with the Company, the minimum Restriction Period shall be three years from the date of grant and after the end of such three year period the restrictions may lapse as to shares of Restricted Stock either immediately or in installments as determined by the Committee; and (B) at the discretion of the Committee, the remaining restrictions may be waived or lapse prior to the end of the Restriction Period in the event of the participant’s death, Disability or Retirement or in connection with certain transactions that may involve a Change in Control as provided in Section 8 of this Plan. Shares of Restricted Stock that are awarded in lieu of cash compensation or pursuant to Section 5(k) may have any Restriction Period as may be determined by the Committee. For purposes of this Section 7(c)(iv), shares of Restricted Stock shall be deemed to have been awarded in lieu of cash compensation to the extent that the aggregate Fair Market Value of the shares of Restricted Stock on the date of grant is not greater than the amount of any cash compensation that the participant agrees to forego as a condition to the grant.

(v) In the event of hardship or other special circumstances of a participant whose status as a Service Provider is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such participant’s shares of Restricted Stock.

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(vi) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the participant.

(vii) Each award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

(viii) Notwithstanding the terms of Section 7(a), the maximum number of shares of Restricted Stock that may be granted to all participants for any Plan year, shall be 60,000. Moreover, the maximum number of shares of Restricted Stock that may be granted to any one individual for any Plan year is 20% of the total number of shares of Restricted Stock awarded in that Plan year.

8. Change In Control Provisions.

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control (as defined in Section 8(b)):

(i) Any Stock Appreciation Rights and Stock Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

(ii) The restrictions applicable to any Restricted Stock shall lapse and such Restricted Stock shall become free of all restrictions and fully vested to the full extent of the original grant.

(b) Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either [a] the then outstanding shares of Stock of the Company (the “Outstanding Company Common Stock”) or [b] the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition by any corporation pursuant to a transaction described in clauses [a], [b] and [c] of paragraph (iii) of this subsection (b) of this Section 8; or

(ii) Individuals who, as of February 27, 1995, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to February 27, 1995 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) The consummation by the Company of a reorganization, merger or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, [a] all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, [b] no Person (excluding any employee benefit plan (or related trust) of the Company or such

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corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and [c] at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) The consummation of [a] a complete liquidation or dissolution of the Company or [b] the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

(c) Change in Control Price. For purposes of the Plan, “Change in Control Price” means the highest price per share paid in any transaction reported on the applicable NASDAQ Stock Market or paid or offered in any bona fide transaction related to a potential or actual change in control of the Company at any time during the preceding 60 day period as determined by the Committee, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such options.

9. Amendments and Termination. The Board may amend, alter or discontinue the Plan but no amendment, alteration or discontinuation shall be made (i) which would impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right or Restricted Stock award theretofore granted without the optionee’s or recipient’s consent or (ii) which, without the approval of the Company’s shareholders, would:

(a) except as expressly provided in the Plan, increase the total number of shares reserved for the purpose of the Plan;

(b) except as expressly provided in the Plan, decrease the option price of any Stock Option to less than the Fair Market Value on the date of grant;

(c) change or expand the class of Service Providers eligible to participate in the Plan;

(d) extend the maximum option period under Section 5(b);

(e) otherwise materially increase the benefits to participants in the Plan; or

(f) amend Section 10 or this Section 9.

The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder’s consent.

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments.

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10. Repricing. Except for adjustments pursuant to Section 3, neither the per share option price for any Stock Option granted pursuant to Section 5 or the per share grant price for any Stock Appreciation Right granted pursuant to Section 6 may be decreased after the date of grant nor may an outstanding Stock Option or an outstanding Stock Appreciation Right be surrendered to the Company as consideration for the grant of a new Stock Option or new Stock Appreciation Right with a lower exercise or grant price without the approval of the Company’s shareholders.

11. Unfunded Status of Plan. It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

12. General Provisions.

(a) The Committee may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in this Plan shall prevent the Company, a subsidiary or affiliate from adopting other or additional compensation arrangements for its Service Providers.

(c) The adoption of the Plan shall not confer upon any Service Provider any right to a continued relationship as a Service Provider nor shall it interfere in any way with the right of the Company, a subsidiary or affiliate to terminate such relationship at any time.

(d) No later than the dates as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.

(e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

(f) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid.

(g) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin.

(h) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

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EQ Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ELECTION OF THE NOMINEE DIRECTORS, “FOR” PROPOSALS 2 AND 4 AND FOR EVERY “1 YEAR” ON PROPOSAL 3. AFTER VOTING SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. Please detach here STRATTEC SECURITY CORPORATION 2023 ANNUAL MEETING 1. Election of directors: (term expiring at the 2026 Annual Meeting) Vote FOR Vote AGAINST ABSTAIN 01 David R. Zimmer 02 Bruce M. Lisman 03 F. Jack Liebau, Jr. 2. To approve the non-binding advisory proposal on executive compensation. Vote FOR Vote AGAINST ABSTAIN the proposal the proposal 3. To approve the non-binding advisory proposal on the frequency of future ONE TWO THREE advisory votes on the compensation of STRATTEC’s named executive officers. Year Years Years ABSTAIN 4. To approve the Amendment to the Amended and Restated STRATTEC Vote FOR Vote AGAINST ABSTAIN SECURITY CORPORATION Stock Incentive Plan. the proposal the proposal 5. In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEE DIRECTORS, “FOR” PROPOSALS 2 AND 4 AND FOR “1 Year” FOR PROPOSAL 3. AFTER VOTING SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. Address Change? Mark box, sign, and indicate changes below: Date Signature(s) in Box If signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. If shares are held by two or more persons, all holders must sign the Proxy.

STRATTEC SECURITY CORPORATION ANNUAL MEETING OF SHAREHOLDERS Tuesday, October 10, 2023 8:00 a.m. Central Time Holiday Inn Milwaukee Riverfront Hotel 4700 North Port Washington Road Milwaukee, WI 53212 Proxy Statement for the 2023 Annual Meeting of Shareholders to be Held on October 10, 2023 Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Shareholders to be held on October 10, 2023: This Proxy Statement and the Accompanying Annual Report are Available at www.strattec.com STRATTEC SECURITY CORPORATION 3333 West Good Hope Road Milwaukee, WI 53209 proxy STRATTEC SECURITY CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Frank J. Krejci and Harold M. Stratton II, or either one of them, with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of STRATTEC SECURITY CORPORATION to be held on October 10, 2023 at 8:00 a.m. Central Time, at the Holiday Inn Milwaukee Riverfront Hotel, 4700 North Port Washington Road, Milwaukee, Wisconsin 53212, and at any adjournment thereof, there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutions may lawfully do by virtue hereof, and revokes all former proxies. Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINATED DIRECTORS, TO APPROVE THE NON-BINDING PROPOSAL ON EXECUTIVE COMPENSATION, TO APPROVE EVERY “1 YEAR” FOR THE NON-BINDING ADVISORY PROPOSAL ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION AND TO APPROVE THE AMENDMENT TO THE AMENDED AND RESTATED STRATTEC SECURITY CORPORATION STOCK INCENTIVE PLAN. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED. See reverse for voting instructions.